As filed with the Securities and Exchange Commission on January 29, 2002
                                                      Registration No. 333-37980
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549
                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                ----------------

                           Market 2000+ HOLDRSSM Trust
                      [Issuer with respect to the receipts]

         Delaware                                6211                    13-5674085
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)     Classification Code Number)     Identification Number)
                                ----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                                   Copies to:
                                   ----------
         Andrea L. Dulberg, Esq.                          Andrew B. Jansky
         Corporate Secretary                             Shearman & Sterling
Merrill Lynch, Pierce, Fenner & Smith Incorporated     599 Lexington Avenue
              250 Vesey Street                        New York, New York 10022
         New York, New York 10281                            (212) 848-4000
               (212) 449-1000
               (Name, address, including zip code, and telephone,
                   including area code, of agent for service)

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

================================================================================

PROSPECTUS
----------

                                 [HOLDRS LOGO]

                        1,000,000,000 Depositary Receipts
                           Market 2000+ HOLDRSSM Trust

                         ------------------------------

     The Market 2000+ HOLDRS SM Trust issues Depositary Receipts called Market 2000+ HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, were among the 50 largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on July 7, 2000. The Bank of New York is the trustee. You only may acquire, hold or transfer Market 2000+ HOLDRS in a round-lot amount of 100 Market 2000+ HOLDRS or round-lot multiples. Market 2000+ HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. For a list of the names and the number of shares of the companies that are represented by a Market 2000+ HOLDR, see "Highlights of Market 2000+ HOLDRS - The Market 2000+ HOLDRS" starting on page 9. The Market 2000+ HOLDRSSM Trust will issue Market 2000+ HOLDRS on a continuous basis.

     Investing in Market 2000+ HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

     Market 2000+ HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Market 2000+ HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Market 2000+ HOLDRS are listed on the American Stock Exchange under the symbol "MKH." On January 25, 2002, the last reported sale price of the Market 2000+ HOLDRS on the American Stock Exchange was $58.85.

                                 --------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 --------------

                The date of this prospectus is January 29, 2002.

     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                      Page

Summary.................................................................4
Risk Factors............................................................5
Highlights of Market 2000+ HOLDRS.......................................9
The Trust..............................................................16
Description of Market 2000+ HOLDRS.....................................16
Description of the Underlying Securities...............................17
Description of the Depositary Trust Agreement..........................19
United States Federal Income Tax Consequences..........................22
Erisa Considerations...................................................25
Plan of Distribution...................................................25
Legal Matters..........................................................25
Where You Can Find More Information....................................26

                                  ------------


     This prospectus contains information you should consider when making your investment decision. With respect to information about Market 2000+ HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Market 2000+ HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Market 2000+ HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Market 2000+ HOLDRS or of the underlying securities through an investment in the Market 2000+ HOLDRS.

                                     SUMMARY

     The Market 2000+ HOLDRS trust was formed under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock or American depositary shares issued by 56 specified companies that are currently listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System.

     At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of shares of common stock or American depositary shares of 50 specified companies that were generally considered to be among the largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. See "Highlights of Market 2000+ HOLDRS--Reconstitution events" and "Highlights of Market 2000+ HOLDRS--Rights relating to the underlying securities" for a discussion of how common stocks or American depositary shares of companies who are not the 50 largest as measured in terms of worldwide market capitalization are included in the trust. The number of shares of each company's common stock or American depositary shares currently held by the trust with respect to each round-lot of Market 2000+ HOLDRS is specified under "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS." This group of common stocks or American depositary shares, and the securities of any company that may be added to the Market 2000+ HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. The number of companies in the Market 2000+ HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers, or other events.

     The Market 2000+ HOLDRS are separate from the underlying common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. On January 25, 2002, there were 3,415,100 Market 2000+ HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Market 2000+ HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Market 2000+ HOLDRS.

General Risk Factors

o Loss of investment. Because the value of Market 2000+ HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Market 2000+ HOLDRS if the underlying securities decline in value.

o Discount trading price. Market 2000+ HOLDRS may trade at a discount to the aggregate value of the underlying securities.

o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Market 2000+ HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

o Not necessarily consisting of the companies with the largest market capitalization. At the time of the initial offering on August 29, 2000, the companies included in the Market 2000+ HOLDRS were the 50 largest companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000. One or more of the companies whose common stock or American depositary shares are included in the Market 2000+ HOLDRS may no longer have a market capitalization that is among the 50 companies with the largest market capitalization of companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Market 2000+ HOLDRS, the securities of a company that is not presently part of the Market 2000+ HOLDRS may be included in the Market 2000+ HOLDRS. In this case, the Market 2000+ HOLDRS may no longer consist solely of securities issued by companies with the largest market capitalization.

o No investigation of underlying securities. The underlying securities initially included in the Market 2000+ HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Market 2000+ HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

o Concentration of investment. As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in the Market 2000+ HOLDRS, an investment in Market 2000+ HOLDRS may represent a concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Market 2000+ HOLDRS and increase your exposure to the risks of concentrated investments.

o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities or any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Market 2000+ HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Market 2000+ HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Market 2000+ HOLDRS will involve payment of a cancellation fee to the trustee.

o Trading halts. Trading in Market 2000+ HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Market 2000+ HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Market 2000+ HOLDRS, you will not be able to trade Market 2000+ HOLDRS and you will only be able to trade the underlying securities if you cancel your Market 2000+ HOLDRS and receive each of the underlying securities, even though there is trading in some of the underlying securities.

o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Market 2000+ HOLDRS. If the Market 2000+ HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Market 2000+ HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted. There are currently 56 companies whose securities are included in the Market 2000+ HOLDRS

o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Market 2000+ HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide services for issuers of the underlying securities.

o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Market 2000+ HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Market 2000+ HOLDRS

o The stock prices of some of the companies included in the Market 2000+ HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Market 2000+ HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the securities of some companies included in the Market 2000+ HOLDRS have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

o        general market fluctuations;

o actual or anticipated variations in companies' quarterly operating results;

o announcements of technological innovations by competitors of the companies included in the Market 2000+ HOLDRS;

o        changes in financial estimates by securities analysts;

o legal or regulatory developments affecting the companies included in the Market 2000+ HOLDRS or in the industries in which they operate;

o announcements by competitors of the companies included in the Market 2000+ HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

o        departures of key personnel; and

o        difficulty in obtaining additional financing.

         In addition, the trading prices of some of the companies included in the Market 2000+ HOLDRS have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many of the underlying stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the publics' perception of the prospects of the underlying companies, generally, could depress their stock prices regardless of the companies' results. Other broad market and industry factors may decrease the stock price of the underlying stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these stocks. For example, there can be no assurance that the terrorist attacks of September 11, 2001 on the United States or any future terrorist attacks or other acts of war will not have a negative effect on the market price of these stocks.

         As a result of fluctuations in the trading prices of the companies included in the Market 2000+ HOLDRS, the trading price of Market 2000+ HOLDRS has fluctuated significantly. The initial offering price of a Market 2000+ HOLDR on August 29, 2000 was $97.55 and during 2001, the price of a Market 2000+ HOLDR has reached a high of $80.63 and a low of $52.86.

o The international operations of some domestic and foreign companies included in the Market 2000+ HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Market 2000+ HOLDRS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

o        general economic, social and political conditions;

o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

o differing tax rates, tariffs, exchange controls or other similar restrictions;

o        currency fluctuations;

o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

o reduction in the number or capacity of personnel in international markets.

o It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Market 2000+ HOLDRS. Some of the companies included in the Market 2000+ HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Market 2000+ HOLDRS or enforce judgments made against them in courts in the United States based on the civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages obtained in courts in the United States may not be enforceable in foreign countries.

o Potential voting impediments may exist with respect to the ownership of American depositary shares included in the Market 2000+ HOLDRS.
         Holders of American depositary shares, including those included in the Market 2000+ HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

o Many of the companies included in the Market 2000+ HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards such as price to earnings ratio. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

o the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

o        an inability to adequately protect proprietary rights;

o changes in the regulatory environment in which telecommunications companies operate that could affect their ability to offer new or existing products and services; and

o the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

         An investment in the Market 2000+ HOLDRS may be particularly vulnerable to these risks because of the significant number of technology and telecommunications companies included in the Market 2000+ HOLDRS.

 o Companies whose securities are included in the Market 2000+ HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in Market 2000+ HOLDRS. Companies whose securities are included in the Market 2000+ HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Market 2000+ HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of the underlying securities in the Market 2000+ HOLDRS.

                        HIGHLIGHTS OF MARKET 2000+ HOLDRS

     This discussion highlights information regarding Market 2000+ HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Market 2000+ HOLDRS.

Issuer..........................       Market 2000+ HOLDRS Trust.

The  Trust.......................     The Market 2000+ HOLDRS Trust was formed
                                      under the depositary trust agreement,
                                      dated as of July 26, 2000, among The Bank of New York, as trustee, Merrill Lynch,
                                      Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market
                                      2000+ HOLDRS, and was amended on August
                                      18, 2000. The trust is not a registered
                                      investment company under the Investment
                                      Company Act of 1940.

Initial depositor...............      Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated.

Trustee.........................      The Bank of New York, a New York
                                      state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Market 2000+
                                      HOLDRS representing the underlying
                                      securities issued by the trust. The
                                      trustee holds the underlying securities on behalf of the holders of Market 2000+
                                      HOLDRS.

Purpose of Market 2000+
HOLDRS..........................      Market 2000+ HOLDRS are designed to
                                      achieve the following:

                                      Diversification. Market 2000+ HOLDRS are designed to allow you to diversify your investments by holding the securities of companies that are traded on a U.S. stock market, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities. At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of the securities of the largest companies whose common stock or American depositary shares were traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000.

                                      Flexibility. The beneficial owners of
                                      Market 2000+ HOLDRS have undivided
                                      beneficial ownership interests in each of the underlying securities represented by the Market 2000+ HOLDRS, and can cancel their Market 2000+ HOLDRS to receive each of the underlying securities represented by the Market 2000+ HOLDRS.

                                      Transaction costs. The expenses
                                      associated with buying and selling Market
                                      2000+ HOLDRS are expected to be less than buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets....................      The trust holds shares of securities
                                      issued by specified companies that, when initially selected, were the largest companies with securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on
                                      July 7, 2000.  Except when a
                                      reconstitution event, distribution of
                                      securities by an underlying issuer or
                                      other event occurs, the underlying
                                      securities will not change and the
                                      securities of a new company will not be
                                      added to the securities underlying the
                                      Market 2000+ HOLDRS.  Reconstitution
                                      events are described in this prospectus
                                      under the heading "Description of the
                                      Depositary Trust  Agreement--
                                      Distributions" and "Description of the
                                      Depositary Trust

                                      Agreement--Reconstitution events." There are currently 56 companies included in the Market 2000+ HOLDRS.

                                      The trust's assets may increase or
                                      decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Market 2000+HOLDRS..........      The trust has issued, and may continue to
                                      issue, Market 2000+ HOLDRS that
                                      represent an undivided beneficial
                                      ownership interest in the shares of
                                      U.S.-traded securities that are held by
                                      the trust.  The Market 2000+ HOLDRS
                                      themselves are separate from the
                                      underlying securities that are represented by the Market 2000+ HOLDRS. The following chart provides the

                                      o        names of the 56 issuers of the
                                               underlying securities represented
                                               by a Market 2000+ HOLDR,

                                      o        stock ticker symbols,

                                      o        share amounts currently
                                               represented by a round-lot of 100
                                               Market 2000+ HOLDRS, and

                                      o        principal U.S. market on which
                                               the underlying securities
                                               represented by the Market 2000+
                                               HOLDRS are traded.


         Name of Company               Ticker          Share Amounts      Primary U.S.Trading
                                                                                 Market
 ---------------------------------  -------------    ------------------ -------------------------
 ---------------------------------  -------------    ------------------ -------------------------
 AOL-Time Warner Inc.                   AOL                  6                    NYSE
 American International Group, Inc.     AIG                  2                    NYSE
 Astrazeneca p.l.c.*                    AZN                  4                    NYSE
 AT&T Corp.                              T                   6                    NYSE
 AT&T Wireless Services, Inc.           AWE               1.9308                  NYSE
 Avaya Inc.                              AV                .333                   NYSE
 BellSouth Corporation                  BLS                  5                    NYSE
 BP p.l.c.*                              BP                  3                    NYSE
 Bristol-Meyers Squibb Company          BMY                  3                    NYSE
 BT Group p.l.c.**                      BTY                  2                    NYSE
 Cisco Systems, Inc.                    CSCO                 3                   NASDAQ
 Citigroup Inc.                          C                   3                    NYSE
 The Coca Cola Company                   KO                  3                    NYSE
 Dell Computer Corporation              DELL                 5                   NASDAQ
 Deutsche Telekom AG*                    DT                  5                    NYSE
 Eli Lilly and Company                  LLY                  2                    NYSE
 EMC Corporation                        EMC                  2                    NYSE
 Exxon Mobil Corporation                XOM                  4                    NYSE
 France Telecom*                        FTE                  2                    NYSE
 General Electric Company                GE                  3                    NYSE
 GlazoSmithKline                        GSK                  3                    NYSE
 Hewlett-Packard Company                HWP                  4                    NYSE
 Home Depot, Inc.                        HD                  4                    NYSE
 Intel Corporation                      INTC                 2                   NASDAQ
 International Business Machines        IBM                  2                    NYSE
 Corporation
 JDS Uniphase Corporation               JDSU                 2                   NASDAQ
 Johnson & Johnson                      JNJ                  4                    NYSE
 LM Ericsson Telephone Company*        ERICY                 9                   NASDAQ
 Lucent Technologies Inc.                LU                  4                    NYSE
 McDATA Corporation                    MCDTA               0.074                  NYSE
 MCI Group                              MCIT                .20                  NASDAQ
 Merck & Co., Inc.                      MRK                  3                    NYSE
 Microsoft Corporation                  MSFT                 3                   NASDAQ
 mmO2  p.l.c.**                         OOM                  2                    NYSE
 Morgan Stanley Dean Witter & Co.       MWD                  2                    NYSE
 Nippon Telegraph and Telephone         NTT                  3                    NYSE
 Corporation*
 Nokia Corp.*                           NOK                  4                    NYSE
 Nortel Networks Corporation             NT                  2                    NYSE

                                       10



 Novartis AG*                           NVS                  5                    NYSE
 Oracle Corporation                     ORCL                 4                   NASDAQ
 Pfizer Inc.                            PFE                  4                    NYSE
 Qwest Communications                    Q                   4                    NYSE
 International Inc.
 Royal Dutch Petroleum Company*          RD                  3                    NYSE
 SBC Communications Inc.                SBC                  4                    NYSE
 Sony Corporation*                      SNE                  2                    NYSE
 Sun Microsystems, Inc.                 SUNW                 4                   NASDAQ
 Syngenta AG                            SYT                1.039                  NYSE
 Texas Instruments, Inc.                TXN                  3                    NYSE
 Total Fina Elf S.A.*                   TOT                  2                    NYSE
 Toyota Motor Corporation*               TM                  2                    NYSE
 Verizon Communications                  VZ                  4                    NYSE
 Viacom Inc. -CI B                     VIA.B                 3                    NYSE
 Vodafone Group p.l.c.*                 VOD                  5                    NYSE
 Wal-Mart Stores Inc.                   WMT                  4                    NYSE
 WorldCom, Inc.                         WCOM                 5                   NASDAQ
 Zimmer Holdings, Inc.                  ZMH                 .3                    NYSE



--------------------------------------------------------------------------------
*The securities of this non-U.S. company trade in the United States as American depositary receipts.

**As of November 21, 2001, the de-merger of mmO2 p.l.c. from British Telecommunications p.l.c. was completed. As a result, the shares of British Telecommunications included in Market 2000+ HOLDRS were replaced with shares of BT Group p.l.c. and shares of mmO2 p.l.c. British Telecommunications distributed 1 share of BT Group p.l.c. and 1 share of mmO2 for each share of British Telecommunications in the de-merger. The share amount of BT Group p.l.c. represented by a round lot of Market 2000+ HOLDRS is 2. The share amount of mmO2 p.l.c. represented by a round lot of Market 2000+ HOLDRS is also 2.
Both BT Group p.l.c. and mmO2 p.l.c. trade in the United States as American depositary receipts.

                    At the time of the initial offering on August 29, 2000, the companies whose securities were included in the Market 2000+ HOLDRS generally were considered to be among the 50 largest and most liquid companies, measured by worldwide market capitalization on July 7, 2000, with securities traded on a U.S. stock market. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                    The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

                    The number of outstanding Market 2000+ HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.


Purchases ........  You may acquire Market 2000+ HOLDRS in two ways:

                      o through an in-kind deposit of the required number of shares of securities of the underlying issuers with the trustee, or

                      o through a cash purchase in the secondary trading market.

Issuance and
cancellation fees.........   If you wish to create Market 2000+ HOLDRS by
                             delivering to the trust the requisite number of securities represented by a round-lot of 100 Market
                             2000+ HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+
                             HOLDRS.

Commissions...............   If you choose to deposit underlying securities in
                             order to receive Market 2000+ HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees..............   The Bank of New York, as trustee and as custodian,
                             will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Market
                             2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Market
2000+ HOLDRS...............  You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Market 2000+ HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Market 2000+ HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities......  Market 2000+ HOLDRS represents your beneficial ownership of the underlying securities. Owners of Market 2000+ HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Market 2000+ HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Market 2000+ HOLDRS and the right to surrender Market 2000+ HOLDRS to receive the underlying securities. Market 2000+ HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Market 2000+ HOLDRS. However, due to the nature of Market 2000+ HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Market 2000+ HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                             A holder of Market 2000+ HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Market 2000+ HOLDRS would need to surrender their Market 2000+ HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                             You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Market 2000+ HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Market 2000+ HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                             The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's sector classification that is different from the sector classifications represented in the Market 2000+ HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                             There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Market 2000+ HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                             If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Market 2000+ HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Market 2000+ HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement-Withdrawal of Underlying Securities."

Ownership rights in
fractional shares in
the underlying securities    As a result of distributions of securities by
                             companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                             In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Market 2000+ HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 Market 2000+ HOLDRS are outstanding and each Market 2000+ HOLDR represents
                             1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Market 2000+ HOLDRS. If 50,000 HOLDRS of such Market 2000+ HOLDRS vote their underlying securities "yes" and 50,001 vote "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events......  The depositary trust agreement provides for the automatic distribution of underlying securities from the Market 2000+ HOLDRS to you in the following four circumstances:

                             A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

                             B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

                             C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received consists of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

                             D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                             To the extent a distribution of underlying securities from the Market 2000+ HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Market 2000+ HOLDRS.

Termination events.....      A.  The Market 2000+ HOLDRS are delisted from the
                                 American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market
                                 System within five business days from the date the Market 2000+ HOLDRS are delisted.

                             B. The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                             C. 75% of beneficial owners of outstanding Market 2000+ HOLDRS vote to dissolve and liquidate the trust.

                                 If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                 Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Market
                                 2000+ HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal
income tax consequences........  The United States federal income tax laws will treat a U.S. holder of Market 2000+ HOLDRS as directly owning the underlying securities. The Market 2000+ HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.......................   The Market 2000+ HOLDRS are listed on the
                                 American Stock Exchange under the symbol "MKH."
                                 On January 25, 2002, the last reported sale price of the Market 2000+ HOLDRS on the American Stock Exchange was $58.85.

Trading.......................   Investors are only able to acquire, hold,
                                 transfer and surrender a round-lot of 100
                                 Market 2000+ HOLDRS. Bid and ask prices, however, are quoted per single Market 2000+
                                 HOLDRS.

Clearance and settlement......   Market 2000+ HOLDRS have been issued in
                                 book-entry form. Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The
                                 Depository Trust Company, referred to as DTC.
                                 Transfers within DTC will be in accordance with DTC's usual rules and operating procedures.
                                 For further information see "Description of Market 2000+ HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Market 2000+ HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Market 2000+ HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Market 2000+ HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of July 26, 2000. The depositary trust agreement was amended on August 18, 2000. The Bank of New York is the trustee. The Market 2000+ HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Market 2000+ HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Market 2000+ HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.


                       DESCRIPTION OF MARKET 2000+ HOLDRS

     The trust has issued Market 2000+ HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Market 2000+ HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

     Market 2000+ HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS."

     Beneficial owners of Market 2000+ HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Market 2000+ HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Market 2000+ HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Market 2000+ HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Market 2000+ HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Market 2000+ HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Market 2000+ HOLDRS are available only in book-entry form. Owners of Market 2000+ HOLDRS hold their Market 2000+ HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities of the Market 2000+ HOLDRS were, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, the common stocks and American depositary shares of a group of 50 specified companies that, at the time of selection, were among the largest companies whose securities were traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

     Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the 50 companies with the largest market capitalization whose securities are traded on a U.S. stock market. In this case, the Market 2000+ HOLDRS may consist of securities issued by companies that do not have the largest market capitalization. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Market 2000+ HOLDRS, please refer to "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Market 2000+ HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all 56 of the underlying securities represented by a single Market 2000+ HOLDR, measured at the close of each month from October 1997 to December 2001. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.




              Closing              Closing                 Closing             Closing               Closing
1997          Price    1998        Price        1999        Price    2000      Price      2001        Price
----          -----    ----        -----        ----        -----    ----       -----      ----        -----

October...... 44.25   January...    49.37     January...    76.47   January...   95.13    January...  80.15
November..... 46.00   February..    52.51     February..    74.55   February..   97.00    February..  69.88
December..... 47.27   March.....    55.19     March.....    78.22   March.....  104.50    March.....  65.98
                      April.....    56.56     April.....    78.84   April.....  100.03    April.....  71.64
                      May.......    55.37     May.......    77.16   May.......   93.74    May.......  69.74
                      June......    59.11     June......    81.83   June......   98.30    June......  66.87
                      July......    60.41     July......    79.91   July......   94.05    July......  66.01
                      August....    52.16     August....    79.81   August....   96.06    August....  60.29
                      September.    56.20     September.    80.15   September.   88.58    September.  57.38
                      October...    60.68     October...    87.29   October...   87.25    October...  57.89
                      November..    64.69     November..    93.27   November..   78.10    November..  61.14
                      December..    71.09     December..   101.64   December..   75.96    December..  60.84



                                [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of July 26, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Market 2000+ HOLDRS, provides that Market 2000+ HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on August 18, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for the Market 2000+ HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in New York City, New Jersey and Connecticut, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Market 2000+ HOLDRS.

     Issuance, transfer and surrender of Market 2000+ HOLDRS. You may create and cancel Market 2000+ HOLDRS only in round-lots of 100 Market 2000+ HOLDRS. You may create Market 2000+ HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS. Similarly, you must surrender Market 2000+ HOLDRS in integral multiples of 100 Market 2000+ HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Market 2000+ HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Market 2000+ HOLDRS if such securities are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     You will be obligated to pay any tax or other charge that may become due with respect to Market 2000+ HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Market 2000+ HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Market 2000+ HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS.

     Further issuances of Market 2000+ HOLDRS. The depositary trust agreement provides for further issuances of Market 2000+ HOLDRS on a continuous basis without your consent.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In such case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Market 2000+ HOLDRS as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. It is anticipated that most distributions or exchanges of securities will result in the inclusion of new securities in the Market 2000+ HOLDRS.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed as initial depositor within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Market 2000+ HOLDRS will surrender their Market 2000+ HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Market 2000+ HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Market 2000+ HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Market 2000+ HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Market 2000+ HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Market 2000+ HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Market 2000+ HOLDRS.

     Issuance and cancellation fees. If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Market 2000+ HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be a member of the selling group or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286, temporarily relocated to 1 Wall Street, New York, NY 10286.

     Governing law. The depositary trust agreement and the Market 2000+ HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Market 2000+ HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the U.S. federal income tax consequences relating to the Market 2000+ HOLDRS for:

  o    a citizen or resident of the United States;

  o a corporation or partnership created or organized in the United States or under the laws of the United States;

  o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

  o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and

  o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Market 2000+ HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Market 2000+ HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Market 2000+ HOLDRS

     A receipt holder purchasing and owning Market 2000+ HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Market 2000+ HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Market 2000+ HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Market 2000+ HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Market 2000+ HOLDRS. Similarly, with respect to sales of Market 2000+ HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Market 2000+ HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Market 2000+ HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Market 2000+ HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Market 2000+ HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

  o    at least 75% of its gross income is "passive income;" or

  o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Market 2000+ HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of certain deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Market 2000+ HOLDRS or of the underlying securities unless:

  o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

  o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

  o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Market 2000+ HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Market 2000+ HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Market 2000+ HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Market 2000+ HOLDRS. The trust delivered the initial distribution of Market 2000+ HOLDRS against deposit of the underlying securities in New York, New York on approximately September 1, 2000.

     Investors who purchase Market 2000+ HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

     Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Market 2000+ HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Market 2000+ HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Market 2000+ HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Market 2000+ HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Market 2000+ HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Market 2000+ HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

     Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be also obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and the selling group and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Market 2000+ HOLDRS. This prospectus relates only to Market 2000+ HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. We have not made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Market 2000+ HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Market 2000+ HOLDRS have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1996, 1997, 1998, 1999, 2000 and 2001. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 10. The primary foreign stock markets on which the securities of the foreign issuers included in the Market 2000+ HOLDRS are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.



                    AMERICAN INTERNATIONAL GROUP, INC. (AIG)

     American International Group, Inc. provides a broad range of insurance and insurance-related services and financial services in the United States and internationally. American International Group's primary activities include both general and life insurance operations. Other significant activities include asset management services, aircraft leasing; consumer finance services; institutional, retail and direct investment fund asset management services; real estate investment management services; and retirement savings products.



            Closing             Closing              Closing             Closing              Closing              Closing
  1996      Price      1997     Price       1998     Price      1999     Price       2000     Price     2001       Price
  ----      -----      ----     -----       ----     -----      ----     -----       ----     -----     ----       -----

January     22 21/32  January   28 23/32   January     39 7/32  January   54 29/32   January   69 37/64  January    85.02
February    22 31/32  February  28 11/16   February   42 47/64  February  60 49/64   February  58 61/64  February   81.80
March        22 3/16  March     27 53/64   March      44 25/32  March     64 21/64   March     73        March      80.50
April       21 21/32  April     30 29/64   April      46 25/32  April     62 13/32   April     73   1/8  April      81.80
May         22 11/32  May        32 3/32   May         44 1/64  May       60 31/32   May       75  3/64  May        81.00
June          22 3/8  June        23 3/8   June       51 29/32  June      62 17/32   June      78 21/64  June       85.01
July         22 5/16  July       22 5/16   July         53 5/8  July      61 15/16   July      87 11/16  July       83.25
August      22 33/64  August     33 9/16   August     41 15/64  August    61 51/64   August    89  9/64  August     78.20
September     23 7/8  September 36 11/16   September  41 51/64  September 57 61/64   September 95 11/16  September  78.00
October       25 3/4  October    36 9/32   October      45 1/2  October     68 5/8   October   98        October    78.60
November    27 17/64  November  35 27/32   November    50 9/64  November  69 11/64   November  96 15/16  November   82.40
December    25 21/32  December  38 43/64   December   51 17/32  December   72 5/64   December  98  9/16  December   79.40



    The closing price on January 25, 2002 was $78.01.

                           AOL-TIME WARNER, INC. (AOL)

     AOL-Time Warner, Inc. is an integrated Internet, media, and communications company. AOL-Time Warner's business includes America Online, which consists of interactive services and electronic commerce. AOL-Time Warner's cable and network operations include interests in cable television systems and cable and broadcast television networks. AOL-Time Warner also possesses movie and television production operations as well as music recording and distribution operations. AOL-Time Warner's publishing operations include magazine publishing, book publishing and direct marketing.


            Closing            Closing              Closing            Closing             Closing             Closing
 1996       Price      1997    Price     1998       Price     1999     Price      2000     Price      2001     Price
 ----       -----      ----    -----     ----       -----     ----     -----      ----     -----      ----     -------

January       2 51/64 January   2 5/16   January    5 63/64   January   43 15/16 January    56 15/16  January   52.56
February      3 5/64  February  2 11/32  February   7 19/32   February  44 15/32 February     59 1/4  February  44.03
March          3 1/2  March     2 21/32  March      8 35/64   March       73 1/2 March       67 7/16  March     40.15
April              4  April     2 53/64  April           10   April       71 3/8 April        60 1/8  April     50.50
May          3 17/32  May       3 29/64  May       10 27/64   May         59 5/8 May          53 3/8  May       52.19
June         2 47/64  June      3 31/64  June       13 9/64   June            55 June         52 5/8  June      53.00
July         1 29/32  July       4 7/32  July      14 41/64   July       47 9/16 July         53 1/4  July      45.45
August       1 57/64  August     4 1/32  August      10 1/4   August    45 21/32 August     58 15/16  August    37.35
September     2 7/32  September 4 23/32  September 13 61/64   September  52 1/32 September  53 21/32  September 33.10
October      1 45/64  October   4 13/16  October   15 59/64   October   64 21/32 October      50 1/2  October   31.10
November     2 13/64  November  4 11/16  November  21 57/64   November        73 November   40 39/64  November  34.90
December      2 5/64  December  5 21/32  December  38 25/32   December    75 7/8 December   34 13/16  December  32.10




   The closing price on January 25, 2002 was $27.48.

                            ASTRAZENECA P.L.C. (AZN)

     AstraZeneca p.l.c. is a biosciences company involved in the research, development, manufacture and marketing of pharmaceutical, agricultural and specialty chemical products and the supply of healthcare services. AstraZeneca's research and products focus on several areas, including cancer, cardiovascular, the central nervous system, gastrointestinal tract, infection, pain control, anesthesia and respiration. American depositary receipts evidencing American depositary shares of AstraZeneca are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of AstraZeneca also trade on the London International Stock Exchange.

            Closing             Closing              Closing             Closing             Closing              Closing
 1996       Price      1997     Price     1998       Price     1999      Price      2000     Price     2001       Price
 ----       -----      ----     -----     ----       -----     ----      -----      ----     -----     ----       -------
January     19 29/64  January     28 3/4  January   39 11/16   January        47   January         38  January    44.41
February    19 11/64  February  29 21/64  February   44 5/16   February  41 1/16   February    33 1/8  February   46.25
March         21 1/4  March     28 21/64  March     43 53/64   March     47 1/16   March       40 1/2  March      48.25
April       20 59/64  April       30 1/8  April       43 7/8   April      39 1/4   April       42 1/8  April      47.52
May           21 3/8  May       30 35/64  May         41 3/8   May        39 3/8   May        42 1/16  May        47.82
June        22 23/64  June       33 5/64  June        43 7/8   June      39 3/16   June        46 1/2  June       46.75
July        21 37/64  July      33 19/64  July      38 13/16   July       36 3/4   July        42 3/4  July       50.45
August       24 3/64  August    31 53/64  August      36 1/2   August     39 3/8   August     45 9/16  August     48.50
September     24 3/4  September 32 35/64  September       35   September  42 1/4   September  52 9/16  September  46.70
October     27 11/64  October   31 51/64  October     39 1/8   October    45 3/4   October   47 11/16  October    45.11
November    27 43/64  November   32 1/16  November        42   November   44 1/2   November   51 7/16  November   45.45
December          28  December        36  December    44 7/8   December   41 3/4   December    51 1/2  December   46.60



         The closing price on January 25, 2002 was $44.77.

                                 AT&T CORP. (T)

     AT&T Corp. provides voice, data and video communications services to residential consumers, large and small businesses, and government entities in the United States. AT&T has also entered into alliances with international telecommunications service providers throughout the world to broaden the geographic range of its service offerings. AT&T provides domestic and international long-distance, regional, local and wireless telecommunications services. AT&T also offers cable television and Internet communications transmission services. AT&T professional consulting services provide clients with recommendations for future investments in new telecommunications-related technologies and assists with the implementation of these technologies. AT&T also provides billing, directory and calling card services to support its communications business. AT&T markets and sells many of its services through its own direct sales force.


            Closing            Closing                Closing            Closing             Closing              Closing
 1996       Price      1997    Price        1998       Price    1999     Price      2000     Price      2001      Price
 ----       -----      ----    -----        ----       -----    ----     -----      ----     -----      ----      -------

January     44 37/64  January    26 1/4    January     41 3/4  January     60 1/2   January     52 3/4  January   23.99
February    42 27/64  February 26 37/64    February  40 43/64  February    54 3/4   February    49 3/8  February  23.00
March         40 3/4  March      23 1/4    March     43 53/64  March     53 13/64   March      56 5/16  March     21.30
April       40 53/64  April    22 21/64    April      40 5/64  April       50 1/2   April       46 5/8  April     22.28
May         41 37/64  May        24 1/2    May       40 37/64  May         55 1/2   May       34 11/16  May       21.17
June        41 21/64  June       23 3/8    June       38 5/64  June      55 13/16   June      31 13/16  June      22.00
July        34 53/64  July     24 35/64    July      40 37/64  July        52 1/8   July      30 15/16  July      20.21
August            35  August         26    August    33 27/64  August          45   August      31 5/8  August    19.04
September   34 53/64  September  29 1/2    September 38 61/64  September   43 1/2   September       29  September 19.30
October     23 21/64  October  32 37/64    October   41 63/64  October     46 3/4   October    23 3/16  October   15.25
November    26 11/64  November   37 1/4    November  41 29/64  November    55 7/8   November    19 5/8  November  17.49
December    28 59/64  December   40 7/8    December    50 1/2  December  50 13/16   December    17 1/4  December  18.14



         The closing price on January 25, 2002 was $18.46.


                       AT&T WIRELESS SERVICES, INC. (AWE)

     AT&T Wireless Services, Inc. is a provider of wireless voice and data services using time division multiple access (TDMA), analog and cellular digital packet data (CDPD) technologies. AT&T Wireless Services offers wireless mobile and fixed voice and data communications service to consumers and businesses in the United States, provides air-to-ground wireless services and has interests in wireless providers in the United States and internationally. Service can include wireless voice transmission, as well as custom calling services for digital services, such as extended battery life, message waiting indicator, text messaging and caller ID. AT&T Wireless Services was spun-off from AT&T Corp. in July 2001. Prior to that time AT&T Wireless Services, Inc. traded as a trading stock of AT&T Corp., as AT&T Wireless Group. The historical prices listed below from April 2000 through July 2001 reflect the performance of AT&T Wireless Group as a tracking stock.


            Closing             Closing              Closing           Closing           Closing             Closing
 1996       Price     1997      Price     1998       Price    1999     Price    2000     Price      2001     Price
 ----       -----     ----      -----     ----       -----    ----     -----    ----     -----      ----     -------
January        *      January     *       January      *      January    *      January    *       January    25.97
February       *      February    *       February     *      February   *      February   *       February   21.01
March          *      March       *       March        *      March      *      March      *       March      19.18
April          *      April       *       April        *      April      *      April    31 15/16  April      20.10
May            *      May         *       May          *      May        *      May       28 9/16  May        17.90
June           *      June        *       June         *      June       *      June           27  June       16.35
July           *      July        *       July         *      July       *      July       27 7/8  July       18.69
August         *      August      *       August       *      August     *      August    26 5/64  August     15.50
September      *      September   *       September    *      September  *      September  20 7/8  September  14.94
October        *      October     *       October      *      October    *      October        24  October    14.44
                                                                                            15/16
November       *      November    *       November     *      November   *      November       18  November   13.97
December       *      December    *       December     *      December   *      December  17 5/16  December   14.37





       The closing price on January 25, 2002 was $11.64.

                                 AVAYA INC. (AV)

     Avaya Inc. is a provider of communications systems and software for businesses, government agencies and other organizations. Avaya offers voice and data services, messaging, multi-service networking, customer relationship management, and structured cabling products. Avaya offers client support services, including remote diagnostics testing of its systems, installation of its products, on-site repair and maintenance. Avaya was incorporated under the name Lucent EN Corp. in February 2000 as a wholly owned subsidiary of Lucent Technologies Inc., and in June 2000, its name was changed to Avaya Inc. In September 2000, Lucent contributed its enterprise networking business to Avaya and distributed all of the outstanding shares of Avaya's capital stock to its shareowners.




           Closing            Closing            Closing            Closing             Closing             Closing
1996       Price     1997     Price     1998      Price     1999     Price    2000      Price     2001      Price
----       -----     ----     -----     ----      -----     ----     -----    ----      -----     ----      -------

January      *       January     *      January     *       January     *     January     *       January    17.50
February     *       February    *      February    *       February    *     February    *       February   14.00
March        *       March       *      March       *       March       *     March       *       March      13.00
April        *       April       *      April       *       April       *     April       *       April      14.79
May          *       May         *      May         *       May         *     May         *       May        16.20
June         *       June        *      June        *       June        *     June        *       June       13.70
July         *       July        *      July        *       July        *     July        *       July       12.53
August       *       August      *      August      *       August      *     August      *       August     11.36
September    *       September   *      September   *       September   *     September 22 15/16  September   9.90
October      *       October     *      October     *       October     *     October    13 7/16  October     8.93
November     *       November    *      November    *       November    *     November  11 11/16  November   11.37
December     *       December    *      December    *       December    *     December   10 5/16  December   12.15





         The closing price on January 25, 2002 was $8.92.




                           BELLSOUTH CORPORATION (BLS)

     BellSouth Corporation provides a broad range of telecommunications services in the United States and international wireless telecommunications services. BellSouth's operations are divided into wireline communications, domestic wireless, international wireless, and advertising and publishing operating segments. Its wireline communications segment offers local exchange, network access, long-distance and data services in the southeastern United States. BellSouth entered into an agreement with SBC Communications to form Cingular, which offers a broad range of wireless voice and data communications services. BellSouth, through its international wireless segment, has entered into ventures in Latin America, Asia and Europe to provide cellular services and technology. The advertising and publishing segment prints and sells advertising in telephone directories.


           Closing            Closing             Closing             Closing            Closing              Closing
1996       Price     1997     Price     1998      Price     1999      Price    2000      Price      2001      Price
----       -----     ----     -----     ----      -----     ----      -----    ----      -----      ----      -------

January    21 7/16   January   22 3/16  January    30 9/32  January    44 5/8  January    47 1/16  January    42.14
February  19 15/16   February  23 7/16  February  30 15/32  February   46 1/2  February   40 9/16  February   41.96
March       18 1/2   March     21 1/16  March     33 23/32  March     40 1/16  March       46 7/8  March      40.92
April           20   April      22 1/4  April      32 3/32  April      44 1/2  April     48 11/16  April      41.96
May        20 5/16   May            22  May         32 1/4  May       47 3/16  May       46 11/16  May        41.23
June            21   June      23 3/16  June       33 9/16  June       46 1/8  June        42 5/8  June       40.27
July        20 1/2   July     23 11/16  July        34 3/8  July      48 1/16  July      39 13/16  July       40.70
August      18 1/8   August         22  August     34 9/32  August     45 1/4  August     37 5/16  August     37.30
September   18 1/2   September  23 1/8  September   37 5/8  September      45  September   40 1/2  September  41.55
October     20 3/8   October  23 21/32  October   39 25/32  October        45  October    48 5/16  October    37.00
November   20 3/16   November   27 3/8  November    43 5/8  November  46 1/16  November  41 13/16  November   38.50
December    20 1/4   December  28 5/32  December    49 7/8  December 46 13/16  December  40 15/16  December   38.15






     The closing price on January 25, 2002 was $38.34.

                                 BP P.L.C. (BP)

     BP p.l.c. develops and markets oil and petroleum products throughout the world and is involved in exploration, oil field development and the manufacture of petroleum-based chemical products. BP's main businesses include: oil and natural gas exploration; pipeline transportation; gas processing, gas marketing and gas trading; oil supply trading, refining and marketing; and petrochemical manufacturing and marketing. American depositary receipts evidencing American depositary shares of BP are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of BP also trade on the London International Stock Exchange.


           Closing            Closing             Closing              Closing            Closing              Closing
1996       Price     1997     Price     1998      Price      1999      Price    2000      Price     2001      Price
----       -----     ----     -----     ----      -----      ----      -----    ----      -----     ----      -------

January    24 13/32  January   35 13/32  January    40 5/32  January    40 9/16 January     53 3/4  January    51.50
February    25 3/32  February   33 3/32  February  41 11/32  February    42 1/2 February   47 1/16  February   49.60
March       26 9/16  March      34 5/16  March      43 1/32  March       50 1/2 March       53 1/4  March      49.62
April       27 5/16  April     34 13/32  April       47 1/4  April     56 19/32 April           51  April      54.08
May        26 11/32  May        36 7/32  May        44 7/32  May       53 19/32 May        54 9/16  May        53.39
June       26 23/32  June       37 7/16  June        44 1/8  June        54 1/4 June        56 5/8  June       49.85
July       27 15/32  July       41 7/32  July        40 1/8  July      57 15/16 July       52 5/16  July       49.42
August      29 7/16  August     42 5/16  August     36 9/16  August    55 59/64 August      55 1/4  August     50.88
September    31 1/4  September 45 13/32  September 43 19/32  September 55 13/32 September       53  September  49.17
October     32 5/32  October     43 7/8  October     44 1/4  October     57 3/4 October   50 15/16  October    48.34
November     34 5/8  November    41 1/2  November   46 1/16  November  60 15/16 November   47 7/16  November   44.17
December   35 11/32  December  39 27/32  December    45 3/8  December   59 5/16 December    47 7/8  December   46.51



         The closing price on January 25, 2002 was $45.75.




                       BRISTOL-MYERS SQUIBB COMPANY (BMY)

     Bristol-Myers Squibb Company is a diversified health care company that focuses on the manufacture and sales of a broad range of pharmaceutical and related products. These products include: cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals; consumer medicines such as analgesics; personal care such as skin and hair care products, cold remedies and deodorants; nutritional products; and medical devices. Bristol-Myers markets and sells its products to the retail and wholesale markets internationally, and some of its products are sold directly to other pharmaceutical companies, hospitals and healthcare professionals.


           Closing            Closing             Closing              Closing            Closing             Closing
1996       Price     1997     Price     1998      Price     1999       Price    2000      Price     2001      Price
----       -----     ----     -----     ----      -----     ----       -----    ----      -----     ----      -------

January      22 1/8  January  31 11/16  January   49 27/32  January     64 1/8  January     66 1/4  January    61.89
February    21 9/32  February   32 5/8  February   50 3/32  February        62  February    57 1/4  February   63.41
March      21 13/32  March      29 1/2  March      52 5/32  March       64 1/8  March           58  March      59.40
April       20 9/16  April      32 3/4  April     52 15/16  April      63 9/16  April      52 7/16  April      56.00
May        21 11/32  May      36 11/16  May         53 3/4  May         68 3/4  May        55 1/16  May        54.24
June         22 1/2  June       40 1/2  June      57 15/32  June       70 7/16  June        58 1/4  June       52.30
July       21 21/32  July      39 5/32  July      56 31/32  July        66 1/2  July        49 3/8  July       59.14
August     21 15/16  August         38  August    48 15/16  August      70 3/8  August     53 1/64  August     56.14
September    21 3/8  September  41 3/8  September 51 15/16  September   67 1/2  September   57 1/2  September  55.56
October     26 7/16  October  43 15/16  October   55 11/32  October   76 13/16  October   60 15/16  October    53.45
November    28 7/16  November 46 13/16  November        61  November        73  November   69 5/16  November   53.76
December     27 1/4  December  47 5/16  December  66 29/32  December   64 3/16  December  73 15/16  December   51.00





         The closing price on January 25, 2002 was $46.25.

                              BT GROUP P.L.C. (BTY)

     BT Group p.l.c. is the holding company that operates primarily through British Telecommunications p.l.c., a wholly owned subsidiary. The company provides telecommunication services, including long-distance and international service. British Telecommunications also manages private networks and offers wireless communication services. British Telecommunications also offers Internet services and information technology solutions. British Telecommunications operates in Europe, North America and the Asia-Pacific region. American depositary receipts evidencing American depositary shares of British Telecommunications are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of British Telecommunications also trade on the London International Stock Exchange.


           Closing              Closing           Closing              Closing            Closing            Closing
1996       Price     1997       Price   1998      Price     1999       Price    2000      Price    2001      Price
----       -----     ----       -----   ----      -----     ----       -----    ----      -----     ----     -------
January    53 7/8    January    68 1/2  January     95 3/8  January     155 7/8 January        196  January   105.90
February   56 7/8    February   69 3/4  February       101  February    175 5/8 February   178 1/4  February   84.75
March      56 5/8    March          70  March      109 3/8  March      164 3/16 March      188 1/8  March      74.30
April          55    April      73 5/8  April     108 7/16  April       167 3/4 April          183  April      80.90
May        54 3/4    May        73 3/8  May        104 3/8  May             168 May        145 3/4  May        62.59
June       53 3/4    June       74 1/4  June       123 1/2  June        171 1/4 June       132 1/4  June       64.65
July       56 1/2    July           70  July       146 7/8  July            176 July       133 1/8  July       69.45
August     58 5/8    August         64  August   127 15/16  August      154 1/8 August     127 3/4  August     62.61
September  55 7/8    September  66 5/8  September 133 1/16  September 154 15/16 September 107 1/16  September  51.15
October    57 5/8    October   77 3/16  October    130 1/8  October         180 October        119  October    50.09
November   63 5/8    November       78  November   138 1/4  November    204 1/2 November    86 1/8  November   38.30
December   68 5/8    December  80 5/16  December 151 11/16  December        238 December    86 3/4  December   36.75



         The closing price on January 25, 2002 was $32.09.


                           CISCO SYSTEMS, INC. (CSCO)

     Cisco Systems, Inc. develops and markets hardware and software products that link computer networks both internally and externally and provides worldwide networking capability for the Internet. Cisco produces a range of products that connect computing devices to networks and connect networks with each other. Cisco provides routing products, which connect companies' private networks together, switches to control network data traffic, services to access networks from any location, network development and design. Cisco markets its products worldwide through several channels, including its own direct sales force, distributors, value-added resellers, service providers and system integrators.


            Closing             Closing           Closing              Closing            Closing             Closing
1996        Price    1997       Price   1998      Price     1999       Price    2000      Price    2001       Price
----        -----    ----       -----   ----      -----     ----       -----    ----      -----    ----       -------

January      4 5/8   January     7 3/4  January   10 33/64  January   27 57/64  January    54 3/4  January     37.44
February    5 9/32   February   6 3/16  February  10 63/64  February  24 29/64  February  66 3/32  February    23.69
March       5 5/32   March     5 11/32  March     11 25/64  March     27 25/64  March     77 5/16  March       15.81
April      5 49/64   April       5 3/4  April     12 13/64  April     28 33/64  April    69 21/64  April       16.98
May         6 5/64   May       7 17/32  May       12 39/64  May         27 1/4  May      56 15/16  May         19.26
June       6 19/64   June      7 29/64  June      15 11/32  June        32 1/4  June      63 9/16  June        18.20
July         5 3/4   July      8 27/32  July      15 61/64  July       31 1/16  July      65 7/16  July        19.22
August     5 55/64   August      8 3/8  August    13 41/64  August    33 29/32  August     68 5/8  August      16.33
September  6 57/64   September   8 1/8  September 15 29/64  September  34 9/32  September  55 1/4  September   12.18
October      6 7/8   October    9 7/64  October     15 3/4  October         37  October    53 7/8  October     16.92
November   7 35/64   November  9 37/64  November  18 27/32  November  44 19/32  November   47 7/8  November    20.44
December    7 1/16   December  9 19/64  December  23 13/64  December   53 9/16  December   38 1/4  December    18.11




         The closing price on January 25, 2002 was $19.13.

                               CITIGROUP INC. (C)

     Citigroup Inc. operates businesses that provide a range of financial services to consumer and corporate customers in the United States and internationally. Citigroup's consumer activities include banking, lending and investment services. Its corporate and investment banking activities provide corporations, governments, institutions and investors with financial products and securities underwriting services. Citigroup's investment management and private banking activities include asset management services to mutual funds and institutional and individual investors and personalized wealth management services.

           Closing               Closing             Closing              Closing            Closing              Closing
1996       Price      1997       Price     1998      Price     1999       Price   2000       Price    2001      Price
----       -----      ----       -----     ----      -----     ----       -----   ----       -----    ----      -------

January    10 61/64  January   17 29/64   January    24 5/32  January   28 1/32  January    42 3/4   January    55.97
February    11 9/64  February    17 7/8   February  27 13/16  February   29 3/8  February 38 55/64   February   49.18
March            11  March           16   March           30  March    31 15/16  March    44 29/32   March      44.98
April        10 1/4  April       18 1/2   April     30 19/32  April     37 7/16  April    44 43/64   April      49.15
May          10 3/8  May       18 21/64   May         30 5/8  May        33 1/8  May      46 41/64   May        51.25
June       11 13/32  June       21 1/64   June       30 5/16  June       35 5/8  June     45 21/64   June       52.84
July        10 9/16  July      23 63/64   July        33 5/8  July     33 27/64  July       52 7/8   July       50.21
August     10 27/32  August    21 11/64   August     22 3/16  August   33 21/64  August   58 25/64   August     45.80
September   12 9/32  September 22 49/64   September   18 3/4  September      33  September 54 1/16   September  40.50
October     13 9/16  October   23 21/64   October     23 1/2  October  40 11/16  October   52 5/18   October    45.52
November         15  November   25 7/16   November    25 1/8  November 40 13/32  November 49 13/16   November   47.90
December     15 1/8  December  26 15/16   December  24 27/32  December 41 49/64  December  51 1/16   December   50.48





         The closing price on January 25, 2002 was $49.62.


                           THE COCA-COLA COMPANY (KO)

     The Coca-Cola Company manufactures and sells carbonated and non-carbonated beverages, including fountain-drink syrups, finished beverages and juice products. Coca-Cola's beverage brands include Coke, Diet Coke, Sprite, Fanta, Minute Maid juices and Dasani water. Coca-Cola markets and sells its soft drinks, concentrates and syrups to third-party bottlers and wholesalers who package the products with Coca-Cola trademarks and through its own direct sales force and third-party distributors.


           Closing               Closing            Closing               Closing           Closing              Closing
1996       Price      1997       Price    1998      Price      1999       Price   2000      Price    2001      Price
----       -----      ----       -----    ----      -----      ----       -----   ----      -----    ----      -------

January   37 11/16    January    57 7/8   January    64 3/4    January   65 5/16  January    57 7/16  January    58.00
February    40 3/8    February       61   February   68 5/8    February   63 7/8  February    48 5/8  February   53.03
March       41 3/8    March      55 3/4   March     77 7/16    March      61 3/8  March     46 15/16  March      45.16
April       40 3/4    April      63 5/8   April      75 7/8    April     68 1/16  April       47 1/4  April      46.19
May             46    May        68 1/2   May        78 3/8    May        68 1/2  May         53 3/8  May        47.40
June            49    June           68   June       85 1/2    June           62  June       57 7/16  June       45.00
July        46 7/8    July       69 1/8   July       80 1/2    July      60 9/16  July       61 5/16  July       44.60
August          50    August    57 5/16   August     65 1/8    August   59 13/16  August    52 41/64  August     48.67
September   50 7/8    September      61   September  57 5/8    September  48 1/4  September   55 1/8  September  46.85
October     50 1/2    October    56 5/8   October   67 9/16    October        59  October     60 3/8  October    47.88
November    51 1/8    November   62 1/2   November  70 1/16    November  67 3/16  November    62 5/8  November   46.96
December    52 5/8    December  66 11/16  December       67    December   58 1/4  December  60 15/16  December   47.15





         The closing price on January 25, 2002 was $45.15.

                        DELL COMPUTER CORPORATION (DELL)

     Dell Computer Corporation develops, manufactures and markets information processing products, including desktop and notebook computers, network servers, storage products, hardware and software. Dell also offers consulting services to its customers. Dell's customers include corporations, institutions, organizations and individual consumers. Dell offers services such as custom-designed computer systems, telephone and online technical support and on-site product service. Dell markets and sells Dell products and services directly to its customers.

           Closing             Closing            Closing               Closing             Closing             Closing
1996       Price    1997       Price    1998      Price     1999        Price     2000      Price     2001      Price
----       -----    ----       -----    ----      -----     ----        -----     ----      -----     ----      -------

January      55/64  January    4 9/64   January    12 7/16  January         50    January    38 7/16  January    26.13
February    1 5/64  February  4 29/64   February  17 31/64  February   40 1/16    February  40 13/16  February   21.88
March       1 3/64  March     4 15/16   March     16 15/16  March       40 7/8    March     53 15/16  March      25.69
April       1 7/16  April     5 15/64   April      20 3/16  April      41 3/16    April       50 1/8  April      26.24
May        1 47/64  May        7 1/32   May       20 39/64  May        34 7/16    May         43 1/8  May        24.36
June       1 19/32  June      7 11/32   June      23 13/64  June            37    June       49 5/16  June       26.15
July       1 47/64  July           10   July       27 5/32  July        40 7/8    July      43 15/16  July       26.93
August      2 2/32  August         10   August          25  August    48 13/16    August      43 5/8  August     21.38
September   2 7/16  September 12 7/64   September   32 7/8  September 41 13/16    September 30 13/16  September  18.53
October    2 35/64  October   10 1/64   October     32 3/4  October     40 1/8    October     29 1/2  October    23.98
November   3 11/64  November 10 17/32   November  30 13/32  November        43    November    19 1/4  November   27.93
December   3 21/64  December   10 1/2   December  36 19/32  December        51    December   17 7/16  December   27.18



         The closing price on January 25, 2002 was $28.44.


                            DEUTSCHE TELEKOM AG (DT)

     Deutsche Telekom AG is a European telecommunications provider. The company offers a range of fixed-line voice telephony products and services. The company uses the information standard known as Integrated Services Digital Network
(ISDN) to provide high-speed digital access lines and service lines to its customers. Deutsche Telekom AG also provides asymmetric digital subscriber lines and Internet products. The company subsidiaries include telecommunications companies in the United Kingdom, France, Austria, Central and Eastern Europe, the United States and Asia. Deutsche Telekom acquired Voicestream Wireless Corporation and Powertel, Inc. in May 2001. American depositary receipts evidencing American depositary shares of Deutsche Telekom AG are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom AG also trade on German and Japanese Stock Exchanges.

           Closing             Closing            Closing               Closing            Closing             Closing
1996       Price    1997       Price    1998      Price     1999        Price    2000      Price     2001      Price
----       -----    ----       -----    ----      -----     ----        -----    ----      -----     ----      -------
January      *      January    18 5/8   January   17 1/2    January     45 1/4   January     69 5/8  January    33.34
February     *      February   19 3/8   February      20    February    45 5/8   February   84 5/16  February   24.57
March        *      March      21 7/8   March     22 1/16   March      40 7/16   March       80 1/4  March      23.19
April        *      April      21 1/2   April     25 5/16   April       38 3/4   April       67 1/2  April      25.71
May          *      May        22 3/4   May        27 1/4   May        39 9/16   May         61 3/4  May        21.00
June         *      June       24 1/8   June       27 1/2   June        42 1/4   June        56 3/4  June       22.45
July         *      July       23 3/8   July      29 9/16   July       40 7/16   July        43 1/2  July       21.71
August       *      August    20 1/16   August         24   August      44 3/8   August    38 15/16  August     15.55
September    *      September 19 1/16   September 29 7/16   September 41 13/16   September   34 1/4  September  15.50
October      *      October   19 7/16   October    27 1/4   October         46   October    38 3/16  October    15.50
November   21 3/8   November  20 7/16   November  28 5/16   November    56 7/8   November   32 5/16  November   16.91
December   20 3/8   December   18 5/8   December   32 3/4   December        71   December    29 1/4  December   16.90





         The closing price on January 25, 2002 was $15.37.

                           ELI LILLY AND COMPANY (LLY)

     Eli Lilly and Company researches, develops, manufactures and sells pharmaceutical products for humans and animals. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans and animals and to increase the efficiency of animal food production. Eli Lilly products include neuroscience products such as Prozac, endocrine products, anti-infectives, cardiovascular agents, oncology products, and animal health products for cattle, poultry and swine. Eli Lilly's pharmaceutical products are distributed primarily through independent wholesale distribution outlets and marketed through its own direct sales force. The animal health products are marketed by its own direct sales force to distributors and feed manufacturers.


           Closing             Closing            Closing               Closing            Closing             Closing
1996       Price    1997       Price    1998      Price     1999        Price    2000      Price     2001      Price
----       -----    ----       -----    ----      -----     ----        -----    ----      -----     ----      -----

January    28 5/8   January   43 9/16   January     67 5/8  January    93 11/16  January     66 7/8  January    78.80
February  30 5/16   February 43 11/16   February  65 13/16  February     94 1/2  February   59 7/16  February   79.46
March      32 1/2   March      41 1/8   March       59 5/8  March        84 7/8  March       62 5/8  March      76.66
April     29 9/16   April    43 15/16   April      69 9/16  April        73 5/8  April       77 1/8  April      85.00
May        32 1/8   May        46 1/2   May         61 3/8  May         71 7/16  May         76 1/8  May        84.70
June       32 1/2   June     54 21/32   June        66 1/4  June         71 5/8  June        99 7/8  June       74.00
July           28   July       56 1/2   July        67 1/4  July       65 11/16  July       103 7/8  July       79.28
August     28 5/8   August    52 5/16   August      65 3/4  August       74 5/8  August     73 1/64  August     77.63
September  32 1/4   September  60 1/2   September  78 5/16  September   64 3/16  September   81 1/8  September  80.70
October    35 1/4   October   67 1/16   October         81  October      68 7/8  October     89 3/8  October    76.50
November   38 1/4   November       63   November  89 11/16  November         72  November  93 11/16  November   82.67
December   36 1/2   December   69 5/8   December    88 7/8  December     66 1/2  December   93 1/16  December   78.54


         The closing price on January 25, 2002 was $75.11.


                              EMC CORPORATION (EMC)

     EMC Corporation develops, manufactures and markets business storage systems and software. EMC's systems and software are used by businesses to retrieve data from their own computer systems and act as a central repository for the information. EMC's products allow a customer whose network is based on a variety of different hardware and software systems to manage, share and protect its critical information. EMC markets and sells its products through its own direct sales force, distributors, resellers and original equipment manufacturers.


           Closing             Closing            Closing               Closing            Closing             Closing
1996       Price    1997       Price    1998      Price     1999        Price    2000      Price     2001      Price
----       -----    ----       -----    ----      -----     ----        -----    ----      -----     ----      -----

January   2 25/64   January   4 47/64   January     8 9/64  January    27 7/32   January    53 5/8   January    75.99
February    2 3/4   February    4 1/2   February    9 7/16  February   25 19/32  February   59 1/2   February   39.76
March     2 23/32   March      4 7/16   March      9 29/64  March      31 15/16  March          63   March      29.40
April      2 9/16   April     4 35/64   April      11 9/16  April      27 15/64  April      69 3/4   April      39.60
May         2 3/4   May       4 63/64   May       10 23/64  May        25 7/64   May       58 5/32   May        31.60
June       2 5/16   June        4 7/8   June      11 13/64  June        27 1/2   June           77   June       29.25
July       2 7/16   July      6 21/64   July        12 1/4  July       30 7/32   July       85 5/8   July       19.72
August    2 13/32   August    6 25/64   August      11 1/8  August     29 15/16  August         98   August     15.46
September  2 13/16  September 7/19/64   September 14 11/32  September  35 11/16  September  99 1/2   September  11.75
October     3 9/32  October         7   October    16 3/32  October     36 1/2   October   89 1/16   October    12.32
November    4 1/32  November  7 37/64   November    18 1/8  November  41 27/32   November   74 3/8   November   16.79
December    4 9/64  December  6 55/64   December    21 1/4  December    54 5/8   December   66 1/2   December   13.44


         The closing price on January 25, 2002 was $16.90.

                          EXXON MOBIL CORPORATION (XOM)

     Exxon Mobil Corporation develops and markets energy products in the United States and internationally. Exxon Mobil is engaged in the exploration, production, transportation and sale of oil, natural gas and petroleum products. In addition, Exxon Mobil manufactures petrochemicals, packaging films and specialty chemicals. Exxon Mobil also participates in coal and mineral mining and electric power generation.

           Closing             Closing               Closing               Closing            Closing             Closing
1996       Price      1997     Price       1998      Price     1999        Price    2000      Price     2001      Price
----       -----      ----     -----       ----      -----     ----        -----    ----      -----     ----      -----

January     20 1/16   January    25 29/32  January   29 21/32  January     35 1/8   January   41 23/32  January    42.08
February     19 7/8   February    25 1/16  February    31 7/8  February   33 9/32   February  37 21/32  February   40.53
March        20 3/8   March      26 15/16  March     33 13/16  March      35 9/32   March     38 31/32  March      40.50
April        21 1/4   April       28 5/16  April     36 17/32  April     41 17/32   April     38 27/32  April      44.30
May         21 3/16   May          29 5/8  May         35 1/4  May       39 15/16   May       41 21/32  May        44.38
June       21 23/32   June         30 5/8  June      35 11/16  June      38 9/16    June        39 1/4  June       43.67
July        20 9/16   July         32 1/8  July        35 1/8  July      39 11/16   July            40  July       41.76
August       20 3/8   August     30 19/32  August    32 23/32  August     39 7/16   August    40 53/64  August     40.15
September  20 13/16   September   32 1/32  September  35 5/16  September       38   September 44 35/64  September  39.40
October     22 5/32   October    30 23/32  October   35 13/16  October    37 1/32   October   44 19/32  October    39.45
November   23 19/32   November     30 1/2  November    37 1/2  November  39 21/32   November        44  November   37.40
December     24 1/2   December   30 19/32  December   36 9/16  December   40 9/32   December  43 15/32  December   39.30




     The closing price on January 25, 2002 was $39.16.


                              FRANCE TELECOM (FTE)

     France Telecom provides a broad range of telecommunications services to residential, professional and large business customers throughout Europe. It also provides services in North and Latin America and the Asia-Pacific region. France Telecom is also a mobile telecommunications service provider offering a wide range of telephony and paging services. In addition to providing wireline and wireless communications services, France Telecom provides voice, data and image transmission. France Telecom is an Internet service provider and data network solutions provider. American depositary receipts evidencing American depositary shares of France Telecom are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of France Telecom also trade on the Paris Stock Exchange.

           Closing              Closing            Closing             Closing              Closing               Closing
1996       Price     1997       Price    1998      Price     1999      Price      2000      Price      2001       Price
----       -----     ----       -----    ----      -----     ----      -----      ----      -----      ----       -----
January      *       January     *       January     42 1/8  January         93   January     132 1/8  January    92.25
February     *       February    *       February   48 7/16  February   91 5/16   February    164 1/2  February   60.09
March        *       March       *       March       53 1/4  March      80 11/16  March     176 15/16  March      58.05
April        *       April       *       April       54 5/8  April            81  April     158 15/16  April      72.65
May          *       May         *       May        56 5/16  May          77 1/2  May        145 1/16  May        55.60
June         *       June        *       June       69 9/16  June            77   June        142 1/2  June       48.30
July         *       July        *       July            67  July        71 3/8   July            129  July       45.35
August       *       August      *       August      71 1/8  August      78 1/2   August     115 5/16  August     32.95
September    *       September   *       September   58 3/4  September  87 1/16   September   105 1/4  September  31.99
October      *       October    37 7/8   October    70 5/16  October     96 3/4   October     107 3/8  October    37.49
November     *       November   36 1/4   November    68 1/4  November   116 1/16  November    85 1/16  November   38.90
December     *       December       36   December  78 15/16  December   133 1/2   December   85 11/16  December   39.99




         The closing price on January 25, 2002 was $34.20.

                          GENERAL ELECTRIC COMPANY (GE)

     General Electric Company is a diversified industrial corporation whose products include appliances, lighting products, aircraft engines and plastics. General Electric also offers electrical product supply services, electrical apparatus installation, engineering, repair and rebuilding services, and computer-related information services. Through its subsidiary, the National Broadcasting Company, Inc. (NBC), General Electric delivers network television services; operates television stations; and provides cable, Internet, multimedia programming and distribution services. Through its subsidiary, General Electric Capital Services, Inc., General Electric offers a range of financial and related services.


           Closing              Closing             Closing            Closing              Closing               Closing
1996       Price     1997       Price    1998       Price     1999     Price      2000      Price      2001       Price
----       -----     ----       -----    ----       -----     ----     -----      ----      -----      ----       -----

January    12 51/64  January     17 1/4  January    25 53/64  January         34  January   44 43/64   January    45.98
February   12 37/64  February   17 9/64  February   25 59/64  February   33 7/16  February    44 1/8   February   46.50
March      12 63/64  March     16 35/64  March      28 47/64  March       36 7/8  March       51 7/8   March      41.86
April        12 7/8  April       18 1/2  April      28 25/64  April       35 1/8  April     52 27/64   April      48.53
May        13 51/64  May         20 1/8  May        27 51/64  May       33 57/64  May         52 5/8   May        49.00
June       14 29/64  June      21 43/64  June       30 19/64  June      37 43/64  June        52 3/8   June       49.00
July       13 45/64  July       23 3/8   July       29 13/16  July      36 21/64  July      51 11/16   July       43.50
August     13 55/64  August    20 55/64  August     26 43/64  August     37 7/16  August      58 5/8   August     40.90
September  15 11/64  September 22 11/16  September  26 33/64  September 39 33/64  September 57 13/16   September  37.20
October      16 1/8  October   21 35/64  October    29 11/64  October   45 11/64  October   54 13/16   October    36.41
November   17 21/64  November   24 5/8   November     30 1/8  November    43 3/8  November   49 9/16   November   38.50
December   16 31/64  December  24 29/64  December         34  December  51 37/64  December  47 15/16   December   40.08



         The closing price on January 25, 2002 was $38.27.



                          GLAXOSMITHKLINE P.L.C. (GSK)

     GlaxoSmithKline p.l.c. is an international pharmaceutical company engaged in the creation, development, manufacturing and marketing of pharmaceutical products, vaccines, over-the-counter medicines and health-related consumer products. GlaxoSmithKline operates principally in two industry segments: pharmaceuticals and consumer healthcare. GlaxoSmithKline's product line includes antibiotic, antidepressant, gastrointestinal, dermatological, respiratory, cancer and cardiovascular medications. GlaxoSmithKline was formed in January 2001 as the result of a merger between GlaxoWellcome and SmithKline Beecham. American depositary receipts evidencing American depositary shares of GlaxoSmithKline are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of GlaxoSmithKline also trade on the London International Stock Exchange.



           Closing              Closing             Closing             Closing                Closing             Closing
1996       Price     1997       Price     1998      Price      1999     Price      2000        Price   2001       Price
----       -----     ----       -----     ----      -----      ----     -----      ----        -----   ----       -----
January    29 1/8    January      31 7/8  January    53 13/16  January    67 7/8   January    52 3/4   January    52.55
February   27 3/8    February     33 7/8  February   54 5/16   February  64 1/16   February   48 3/4   February   55.31
March          25    March        35 3/8  March       54 1/8   March     66 15/16  March     57 5/16   March      52.30
April      24 1/4    April        39 3/8  April       56 9/16  April          58   April     62 13/16  April      53.57
May        26 1/8    May          40 1/4  May        53 15/16  May        56 1/4   May        56 5/16  May        54.69
June       26 3/4    June       41 13/16  June       59 13/16  June       56 5/8   June      57 13/16  June       56.20
July       27 3/4    July         42 1/2  July       60 13/16  July      52 3/16   July       57 1/8   July       57.76
August     28 1/2    August     39 15/16  August      55 3/8   August    52 15/16  August    57 9/16   August     52.95
September  31 1/8    September  44 15/16  September   57 1/8   September      52   September  60 7/16  September  56.12
October    31 1/2    October    42 37/64  October     62 1/4   October    59 7/8   October    58 3/16  October    53.40
November   32 7/8    November   45 11/16  November    63 1/2   November  59 7/16   November   57 5/16  November   50.81
December   31 3/4    December     47 7/8  December    69 1/2   December   55 7/8   December        56  December   49.82


         The closing price on January 25, 2002 was $48.44.

                          HEWLETT-PACKARD COMPANY (HWP)

     Hewlett-Packard Company designs, manufactures and services equipment and systems to be used for measurement, calculation and communications. Hewlett-Packard products include personal computers, printers, calculators, medical electronic equipment and computer systems. Hewlett-Packard's services include systems integration, network systems, management consulting and support and maintenance for its products. Hewlett-Packard markets its products and services through its own direct sales operations; however, the majority of its sales and marketing is handled through third-party channels such as retailers, dealers and value-added resellers. Hewlett-Packard and Compaq Computer Corporation announced a merger agreement on September 3, 2001. The merger is still pending shareholder approval.



           Closing              Closing             Closing             Closing              Closing             Closing
1996       Price     1997       Price     1998      Price      1999     Price     2000       Price     2001       Price
----       -----     ----       -----     ----      -----      ----     -----     ----       -----     ----       -----

January    21 3/16  January     26 5/16   January     30 1/16  January   39 3/16  January       54 1/8  January   36.85
February   25 3/16  February    28 1/16   February     33 1/2  February  33 7/32  February      67 1/4  February  28.85
March     23 17/32  March      26 11/16   March      31 11/16  March    33 29/32  March        66 9/32  March     31.27
April     26 15/32  April        26 1/4   April      37 11/16  April    3 9 7/16  April         67 1/2  April     28.43
May         26 5/8  May          25 3/4   May         31 5/32  May       47 5/32  May          60 3/32  May       29.32
June      24 29/32  June             28   June       29 15/16  June       50 1/4  June         62 7/16  June      28.60
July            22  July             35   July         37 3/4  July     52 11/32  July        54 19/32  July      24.66
August      21 7/8  August       30 3/4   August      24 9/32  August   52 11/16  August      60 21/64  August    23.21
September   24 3/8  September  34 25/32   September  26 15/32  September  45 3/8  September     48 3/4  September 16.05
October    22 1/16  October    30 13/16   October      30 1/8  October   37 3/32  October       46 1/2  October   16.83
November  26 15/16  November    30 9/16   November    31 9/32  November  47 7/16  November      31 5/8  November  21.99
December    25 1/8  December    31 3/16   December    34 5/32  December   56 7/8  December     31 9/16  December  20.54





         The closing price on January 25, 2002 was $22.47.


                              HOME DEPOT, INC. (HD)

     Home Depot, Inc. is a home improvement retailer that operates in the United States, Canada and Latin America. Home Depot stores sell building materials, home improvement products and lawn and garden products. In addition, Home Depot operates mail order businesses that offer maintenance and repair products and wallpaper and custom window treatments. Home Depot also sells products over the Internet. Home Depot also owns a lighting designer, distributor and retailer in Georgia as well as a wholesale supplier of plumbing, heating, ventilation and air conditioning with locations in Georgia, Tennessee and South Carolina.

           Closing              Closing               Closing              Closing              Closing              Closing
1996       Price     1997       Price     1998        Price      1999      Price      2000      Price      2001      Price
----       -----     ----       -----     ----        -----      ----      -----      ----       -----     ----      -----

January    10 7/32   January          11  January     20 11/64   January   40 21/64   January      56 5/8  January    48.20
February   9 39/64   February    12 9/64  February   21  19/64   February  39 51/64   February     57 1/2  February   42.50
March     10 39/64   March      11 57/64  March       22 35/64   March       41 1/2   March        64 1/2  March      43.10
April     10 17/32   April      12 57/64  April       23 15/64   April     39 53/64   April        56 1/2  April      47.10
May       11 23/64   May         14 1/32  May          26 3/16   May       37 45/64   May              49  May        49.29
June            12   June       15 21/64  June       27  11/16   June      42 61/64   June       49 15/16  June       47.24
July       11 3/16   July       16 39/64  July       27  59/64   July      42 35/64   July         51 3/4  July       50.37
August    11 13/16   August     15 47/64  August      25 27/64   August          41   August      48 1/16  August     45.95
September 12 41/64   September    17 3/8  September   26 21/64   September   45 3/4   September  52 15/16  September  38.37
October    12 3/16   October    18 37/64  October      29 3/64   October     50 1/2   October          43  October    38.23
November  11 37/64   November   18 11/16  November    33 11/64   November  52 51/64   November    39 3/16  November   46.65
December   11 9/64   December     19 5/8  December    40 51/64   December    68 3/4   December   45 11/16  December   51.01




         The closing price on January 25, 2002 was $47.00.

                            INTEL CORPORATION (INTC)

     Intel Corporation designs, manufactures and markets microprocessors, chips, memory products, software, and networking and communications equipment. Intel also produces semiconductor integrated circuits used to process information. Intel markets and sells its products to original equipment manufacturers of computer systems, Internet service providers, businesses and individuals though its own direct sales force.

           Closing               Closing               Closing               Closing              Closing              Closing
1996       Price     1997        Price     1998        Price      1999       Price     2000       Price      2001      Price
----       -----     ----        -----     ----        -----      ----       -----     ----        -----     ----      -----

January     6 29/32  January      20 9/32  January      20 1/4    January    35 15/64  January   49 15/32   January    37.00
February    7 23/64  February    17 47/64  February   22 27/64    February   29 63/64  February    56 1/2   February   38.56
March        7 7/64  March       17 25/64  March      19 33/64    March      29 23/32  March     65 31/32   March      26.31
April       8 15/32  April        19 9/64  April      20 13/64    April      30 19/32  April     63 13/32   April      30.91
May          9 7/16  May         18 15/16  May        17 55/64    May         27 1/32  May       62 11/32   May        27.01
June         9 3/16  June        17 47/64  June       18 17/32    June         29 3/4  June      66 27/32   June       29.25
July        9 25/64  July        22 61/64  July        21 7/64    July         34 1/2  July        66 3/4   July       29.81
August      9 63/64  August       23 1/32  August     17 51/64    August      41 3/32  August      74 7/8   August     27.96
September  11 15/16  September    23 5/64  September   21 7/16    September   37 5/32  September  41 9/16   September  20.44
October    13 47/64  October       19 1/4  October    22 19/64    October    38 23/32  October         45   October    24.42
November   15 55/64  November    19 13/32  November   26 29/32    November   38 11/32  November   38 1/16   November   32.66
December     16 3/8  December     17 9/16  December   29 43/64    December    41 5/32  December   30 1/16   December   31.45




         The closing price on January 25, 2002 was $33.68.


                INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)

     International Business Machines Corporation develops, manufactures and markets information processing products and services, such as computers, software, network systems and network management services. IBM's business is divided into several main segments, including technology, systems, products, services, software and financing. IBM operates in more than 150 countries and markets and sells its products through its worldwide sales and distribution organization and through third-party distributors and resellers.


           Closing                Closing              Closing            Closing               Closing            Closing
1996       Price       1997       Price    1998        Price    1999      Price      2000       Price    2001      Price
----       -----       ----       -----    ----        -----    ----       -----     ----        -----   ----      -----

January       27 1/8  January    39 7/32  January      49 3/8  January      91 5/8  January    112 1/4  January       112
February    30 21/32  February  35 15/16  February   52  7/32  February     84 7/8  February   102 3/4  February    99.90
March       27 13/16  March      34 5/16  March      51 15/16  March        88 5/8  March          118  March       96.18
April       26 15/16  April       40 1/8  April      57 15/16  April     104 19/32  April      111 1/2  April      115.14
May         26 11/16  May         43 1/4  May          58 3/4  May             116  May       107 5/16  May        111.80
June          24 3/4  June        45 1/8  June       57 13/32  June        129 1/4  June      109 9/16  June       113.50
July          26 7/8  July        52 7/8  July         66 1/4  July      125 11/16  July       112 1/4  July       105.21
August      28 19/32  August    50 11/16  August      56 5/16  August    124  9/16  August    132 1/64  August      99.95
September     31 1/8  September       53  September    64 1/4  September       121  September  112 5/8  September   91.72
October       32 1/4  October     49 1/4  October      74 1/4  October      98 1/4  October     98 1/2  October    108.07
November    39 27/32  November    54 3/4  November    82 9/16  November   103 1/16  November    93 1/2  November   115.59
December      37 7/8  December   52 5/16  December    92 3/16  December    107 7/8  December        85  December   120.96



         The closing price on January 25, 2002 was $109.28.

                         JDS UNIPHASE CORPORATION (JDSU)

     JDS Uniphase Corporation designs, develops, manufactures and markets the components that provide the framework for fiber optic networks. Fiber optic networks are designed to provide faster and more efficient data and information transmission than traditional copper wiring. JDS Uniphase's components are sold primarily to telecommunications and cable television system providers. In addition, JDS Uniphase creates test instruments used for testing and measuring optical components. JDS Uniphase also designs, manufactures and markets laser technology products for its customers in the biotechnology, industrial process control, graphics and semiconductor equipment industries. JDS Uniphase markets and sells its products primarily through its own direct sales force. In February 2001, JDS Uniphase acquired SDL, Inc., a manufacturer of optical products used primarily by telecommunications providers.


           Closing              Closing             Closing            Closing               Closing              Closing
1996       Price     1997       Price    1998       Price    1999      Price     2000        Price     2001       Price
----       -----     ----       -----    ----       -----    ----      -----     ----        -----     ----        -----
January     1 3/32   January    2 47/64  January    4 19/32  January   11 25/64  January    101 31/32  January     54.81
February    1 7/32   February    2 3/64  February    5 1/64  February   11 1/64  February   131 15/16  February    26.75
March       1 7/32   March       2 5/16  March      5 17/64  March     14 25/64  March       120 9/16  March       18.44
April       1 21/32  April      2 31/64  April      6 25/32  April     15 11/64  April        103 3/4  April       21.39
May         2 3/64   May         3 9/32  May          6 3/8  May         16 3/4  May               88  May         16.71
June        2 7/32   June       3 41/64  June       7 27/32  June        20 3/4  June         119 7/8  June        12.50
July         1 5/8   July       4 17/64  July         6 1/4  July      22 19/32  July         118 1/8  July         9.24
August      2 21/64  August     4 17/64  August           5  August    26 33/64  August     124 31/64  August       7.05
September   2 41/64  September  4 31/32  September    5 1/8  September 28 29/64  September   94 11/16  September   6.32
October      3 1/64  October    4 13/64  October    6 11/64  October   41 23/32  October      81 7/16  October      7.99
November    3 23/32  November    5 1/64  November   6 25/32  November   57 3/16  November     50 1/16  November    10.08
December    3 9/32   December   5 11/64  December   8 43/64  December  80 21/32  December    41 11/16  December     8.68



    The closing price on January 25, 2002 was $7.16.


                             JOHNSON & JOHNSON (JNJ)

     Johnson & Johnson manufactures and sells health care products and provides related services in countries around the globe. Johnson & Johnson's principal consumer segment focuses on personal care and hygienic products and its product brands include Band-Aid, Tylenol and Stayfree sanitary products. Johnson & Johnson's pharmaceutical segment focuses on allergy, anti-infective, anti-fungal, cardiovascular, dermatology, gastrointestinal, hematology, neurology, oncology, psychotropic, contraceptive and pain management products. Johnson & Johnson's professional segment, catering to physicians, nurses, therapists and hospitals, focuses on diagnostic products, surgical instruments, cardiology products and other medical equipment and devices. Johnson & Johnson markets and sells its products through its own direct sales force and through wholesalers. In June 2001, Johnson & Johnson merged with ALZA Corporation, a pharmaceutical company that offers drug delivery technologies. In November 2001, Johnson & Johnson acquired Inverness Medical Technology, a manufacturer of products focused on diabetes self-management.

           Closing               Closing              Closing             Closing               Closing              Closing
1996       Price      1997       Price     1998       Price     1999      Price      2000       Price     2001       Price
----       -----      ----       -----     ----       -----     ----      -----      ----       -----     ----       -----
January         24    January     28 7/8   January    33 15/32  January     42 9/16  January    43 1/32   January    46.56
February    23 3/8    February    28 3/4   February   37 11/16  February   42 11/16  February        36   February   48.67
March       23 1/16   March      26 7/16   March      36 23/32  March        46 3/4  March       35 1/8   March      43.73
April       23 1/8    April      30 9/16   April        35 3/4  April        48 3/4  April       41 1/4   April      48.23
May         24 11/32  May             30   May        34 17/32  May         46 5/16  May         44 3/4   May        48.47
June        24 3/4    June       32 3/16   June             37  June             49  June       50 15/16  June       49.96
July        23 7/8    July       31 1/16   July        38 5/8   July       45 17/32  July       46 17/32  July       54.10
August      24 5/8    August     28 11/32  August      34 1/2   August       51 1/8  August     45 63/64  August     52.71
September   25 5/8    September  28 27/32  September   39 1/8   September  45 15/16  September  46 31/32  September  55.40
October     24 5/8    October    28 11/16  October     40 3/4   October      52 3/8  October     46 1/16  October    57.91
November    26 5/8    November   31 15/32  November    40 5/8   November     51 7/8  November         50  November   58.25
December    24 7/8    December   32 15/16  December  41 15/16   December     46 5/8  December   52 17/32  December   59.10




         The closing price on January 25, 2002 was $57.65.

                      LM ERICSSON TELEPHONE COMPANY (ERICY)

     LM Ericsson Telephone Company is engaged in international telecommunications, providing systems and products for fixed and mobile communications in public and private networks. Ericsson's range of telecommunication and data communication products includes systems and services for handling voice, data, images and text in public and private fixed-line and mobile networks, microelectronic components, defense systems electronics and telecommunications and power cables. American depositary receipts evidencing American depositary shares of Ericsson are included in the Market 2000+ HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm Stock Exchange.

             Closing            Closing             Closing            Closing             Closing              Closing
1996         Price    1997      Price    1998       Price    1999      Price     2000      Price     2001       Price
----         -----    ----      -----    ----       -----    ----      -----     ----      -----     ----       -----
January      2 37/64  January   4 13/64  January    4 53/64  January    6 31/32  January   18 41/64  January    11.88
February       2 3/4  February  3 15/16  February   5 43/64  February     6 1/2  February        24  February    8.28
March        2 43/64  March     4 15/64  March      5 61/64  March      5 61/64  March     23 29/64  March       5.59
April        2 35/64  April     4 13/64  April       6 7/16  April        6 3/4  April      22 7/64  April       6.43
May          2 57/64  May       4 29/64  May        6 31/32  May        6 47/64  May         20 1/2  May         6.40
June         2 11/16  June      4 59/64  June        7 5/32  June       8 15/64  June            20  June        5.42
July         2 35/64  July      5 21/32  July       6 59/64  July        8 1/64  July        18 1/8  July        5.36
August       2 57/64  August     5 7/32  August     5 23/64  August      8 9/64  August      20 1/2  August      4.98
September    3 11/64  September       6  September  4 19/32  September  7 13/16  September 14 13/16  September   3.49
October      3 29/64  October   5 17/32  October    5 21/32  October   10 11/16  October     13 7/8  October     4.27
November     3 55/64  November   5 1/16  November   6 29/32  November   12 3/64  November   11 6/16  November    5.46
December     3 25/32  December  4 43/64  December   5 63/64  December   6 27/64  December   11 3/16  December    5.22


     The closing price on January 25, 2002 was $4.38.


                          LUCENT TECHNOLOGIES INC. (LU)

     Lucent Technologies Inc. designs, develops, manufactures and markets public and private communications systems, software and products. Lucent's primary customer base includes communications network operators and service providers. Lucent provides wireless networks services and local and long-distance voice, data, video and cable services. Lucent also provides optical networking for the transmission of data, switches to route and control network traffic, and software products that manage voice and data communications networks. Lucent markets and sells its products through its own direct sales force and through arrangements with third-party dealers and distributors. In November 2001, Lucent sold its Optical Fiber Solutions business.

            Closing           Closing               Closing           Closing              Closing              Closing
1996        Price   1997      Price      1998       Price    1999     Price     2000       Price    2001        Price
----        -----   ----      -----      ----       -----    ----     -----     ----       -----    ----        -----
January          *  January    13 9/16   January     22 1/8  January   56 9/32  January     55 1/2  January     18.60
February         *  February  13 15/32   February   27 3/32  February 50 25/32  February    59 1/2  February    11.59
March            *  March       13 1/8   March     31 31/32  March          54  March           62  March        9.97
April      8 25/32  April       14 3/4   April       38 1/8  April          60  April      62 9/16  April       10.01
May          9 1/2  May         15 7/8   May       35 15/32  May        56 7/8  May         57 1/4  May          7.88
June       9 15/32  June       18 1/64   June            41  June      67 7/16  June        58 3/4  June         6.21
July         9 1/4  July       21 7/32   July       46 3/16  July      65 1/16  July        43 3/4  July         6.70
August      9 7/32  August    19 15/32   August     35 7/16  August    64 1/16  August          42  August       6.82
September 11 15/32  September 20 11/32   September   34 5/8  September  64 7/8  September   30 1/2  September    5.73
October   11 13/16  October   20 19/32   October    40 3/32  October    64 1/4  October    23 5/16  October      6.70
November  12 13/16  November   20 1/32   November   43 1/32  November   74 1/2  November   15 9/16  November     7.32
December   11 9/16  December  19 31/32   December  54 31/32  December       75  December    13 1/2  December     6.30

         The closing price on January 25, 2002 was $6.79.

                           MCDATA CORPORATION (MCDTA)

     McDATA Corporation designs, develops, manufactures and sells switching devices that enable businesses to connect and centrally manage large numbers of storage and networking devices. McDATA's products enable businesses to cost-effectively manage growth in storage capacity requirements, improve the networking performance of their servers and storage systems, and operate data-intensive applications. McDATA sells its products through equipment manufacturers and resellers, including EMC and IBM, as well as systems integrators.

            Closing            Closing              Closing           Closing             Closing            Closing
1996        Price    1997       Price   1998         Price  1999       Price   2000        Price   2001       Price
----        -----    ----       -----   ----         -----  ----       -----   ----        -----   ----       -----
January           *  January         *  January          *  January         *  January          *  January         *
February          *  February        *  February         *  February        *  February         *  February    17.88
March             *  March           *  March            *  March           *  March            *  March       18.88
April             *  April           *  April            *  April           *  April            *  April       22.83
May               *  May             *  May              *  May             *  May              *  May         25.36
June              *  June            *  June             *  June            *  June             *  June        17.55
July              *  July            *  July             *  July            *  July             *  July        18.15
August            *  August          *  August           *  August          *  August           *  August      14.28
September         *  September       *  September        *  September       *  September        *  September    8.39
October           *  October         *  October          *  October         *  October          *  October     14.71
November          *  November        *  November         *  November        *  November         *  November    25.11
December          *  December        *  December         *  December        *  December         *  December    24.50

     The closing price on January 25, 2002 was $26.05.

                                MCI GROUP (MCIT)

     MCI Group provides retail and wholesale communications services, including long-distance and local communications, wireless messaging, private line services and dial-up Internet access services. MCI Group's retail services are provided to consumers and small businesses in the United States. MCI Group provides a range of long-distance telecommunications services, including basic long-distance telephone service, dial around, collect calling, operator assistance, calling card services and toll-free services. MCI Group's wholesale businesses include wholesale voice services provided to carrier customers and other resellers and dial-up Internet access services. In June 2001, MCI Group was separated from WorldCom, Inc., as part of a realignment.

            Closing           Closing              Closing            Closing             Closing           Closing
1996        Price    1997      Price    1998        Price   1999       Price   2000        Price   2001       Price
----        -----    ----      -----    ----        -----   ----       -----   ----        -----   ----       -----
January           *  January         *  January          *  January         *  January          *  January         *
February          *  February        *  February         *  February        *  February         *  February        *
March             *  March           *  March            *  March           *  March            *  March           *
April             *  April           *  April            *  April           *  April            *  April           *
May               *  May             *  May              *  May             *  May              *  May             *
June              *  June            *  June             *  June            *  June             *  June        16.10
July              *  July            *  July             *  July            *  July             *  July        13.28
August            *  August          *  August           *  August          *  August           *  August      12.89
September         *  September       *  September        *  September       *  September        *  September   15.23
October           *  October         *  October          *  October         *  October          *  October     11.85
November          *  November        *  November         *  November        *  November         *  November    13.11
December          *  December        *  December         *  December        *  December         *  December    12.70

     The closing price on January 25, 2002 was $14.28.

                             MERCK & CO., INC. (MRK)

     Merck & Co., Inc. develops, manufactures and markets a broad range of human and animal health products. Merck's operations are divided into a pharmaceutical and a pharmaceutical benefit services segment. The pharmaceutical segment creates a variety of therapeutic products including Zocor (high cholesterol treatment), Pepcid (anti-ulcerant) and Propecia (male baldness treatment). The pharmaceutical benefit services segment fills and manages prescriptions and operates health management programs. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives. Its pharmaceutical benefit management services are marketed to corporations, insurance companies and government agencies.

            Closing             Closing             Closing            Closing              Closing            Closing
1996        Price    1997        Price   1998        Price   1999       Price    2000        Price   2001        Price
----        -----    ----        -----   ----        -----   ----       -----    ----        -----   ----        -----
January     35 1/16  January    45 5/16  January   58 11/16  January     73 3/8  January     78 5/8  January     82.18
February     33 1/8  February   46 1/16  February  63 25/32  February    81 1/2  February   61 9/16  February    80.20
March        31 1/8  March       42 1/8  March      64 3/32  March       80 1/8  March       62 1/8  March       75.90
April        30 1/4  April      45 3/16  April       60 1/4  April       70 3/8  April       69 1/2  April       75.97
May         32 5/16  May       44 15/16  May         58 1/2  May         67 5/8  May         74 5/8  May         72.99
June        32 5/16  June       51 5/32  June        66 7/8  June        73 5/8  June        76 5/8  June        63.91
July         32 1/8  July      51 15/16  July      61 25/32  July        67 5/8  July      71 21/32  July        67.98
August     32 13/16  August    45 29/32  August    57 31/32  August     67 3/16  August    69 57/64  August      65.10
September   35 3/16  September 49 31/32 September  64 25/32  September 64 13/16  September  74 7/16  September   66.60
October    36 15/16  October     44 5/8  October   67 17/32  October    79 9/16  October   89 15/16  October     63.81
November     41 1/2  November  47 13/32  November   77 9/16  November  78 11/16  November  92 11/16  November    67.75
December  39 13/164  December        53  December    73 3/4  December   67 3/16  December    93 5/8  December    58.80

     The closing price on January 25, 2002 was $59.96.


                          MICROSOFT CORPORATION (MSFT)

     Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices. Microsoft software includes operating systems, various personal computers and servers, server applications and software development tools. Microsoft's online businesses include the MSN network of Internet products and service, electronic-commerce platforms and alliances with companies involved with broadband Internet access and digital network services.

            Closing             Closing             Closing            Closing             Closing            Closing
1996        Price     1997       Price   1998        Price   1999       Price    2000        Price   2001       Price
----        -----     ----       -----   ----        -----   ----       -----    ----        -----   ----       -----
January      11 9/16  January    25 1/2  January   37 19/64  January     87 1/2  January     97 7/8  January    61.06
February    12 11/32  February   24 3/8  February    42 3/8  February   75 1/16  February    89 3/8  February   59.00
March       12 57/64  March    22 59/64  March       44 3/4  March       89 5/8  March      106 3/4  March      54.69
April        14 5/32  April      30 3/8  April      45 1/16  April      81 5/16  April       69 3/4  April      67.75
May         14 27/32  May            31  May       42 13/32  May       80 11/16  May        62 9/16  May        69.18
June         15 1/64  June     31 19/32  June       54 3/16  June       90 3/16  June            80  June       73.00
July        14 47/64  July     35 11/32  July      54 31/32  July      85 13/16  July      69 13/16  July       66.19
August       15 5/16  August    33 3/64  August    47 31/32  August     92 9/16  August    69 13/16  August     57.05
September   16 31/64  September 33 5/64  September  55 1/32  September  90 9/16  September  60 5/16  September  51.17
October      17 5/32  October    32 1/2  October   52 15/16  October    92 9/16  October     68 7/8  October    58.15
November    19 39/64  November   35 3/8  November        61  November   91 3/64  November    57 3/8  November   64.21
December    20 21/32  December  32 5/16  December  69 11/32  December   116 3/4  December    43 3/8  December   66.25

     The closing price on January 25, 2002 was $63.80.

                                MMO2 P.L.C. (OOM)

     mmO2 p.l.c. was spun-off from British Telecommunications in November 2001. mmO2 provides mobile communications services in Europe and is made up of mobile assets in four countries. The company's assets include BT Cellnet in the United Kingdom, Via Interkom in Germany, Telfort in The Netherlands and Digifone in Ireland. The company also has limited operations on the Isle of Man, and operates an Internet portal business under the name Genie.

            Closing             Closing             Closing           Closing             Closing           Closing
1996        Price   1997        Price   1998         Price  1999       Price   2000        Price   2001       Price
----        -----   ----        -----   ----         -----  ----       -----   ----        -----   ----       -----
January          *  January          *  January          *  January         *  January          *  January         *
February         *  February         *  February         *  February        *  February         *  February        *
March            *  March            *  March            *  March           *  March            *  March           *
April            *  April            *  April            *  April           *  April            *  April           *
May              *  May              *  May              *  May             *  May              *  May             *
June             *  June             *  June             *  June            *  June             *  June            *
July             *  July             *  July             *  July            *  July             *  July            *
August           *  August           *  August           *  August          *  August           *  August          *
September        *  September        *  September        *  September       *  September        *  September       *
October          *  October          *  October          *  October         *  October          *  October         *
November         *  November         *  November         *  November        *  November         *  November    11.41
December         *  December         *  December         *  December        *  December         *  December    12.60

     The closing price on January 25, 2002 was $11.50.


                     MORGAN STANLEY DEAN WITTER & CO. (MWD)

     Morgan Stanley Dean Witter & Co. is a financial services firm that operates in three business segments: securities, asset management and credit and transaction services. Morgan Stanley provides products and services in investment banking, institutional sales and trading, on-line brokerage services, global asset management services, and consumer credit products, primarily through its Discover Card brand. Morgan Stanley provides its products and services to corporations, governments, financial institutions and individuals.

            Closing             Closing            Closing            Closing             Closing            Closing
1996        Price   1997        Price   1998        Price   1999       Price   2000        Price    2001       Price
----        -----   ----        -----   ----        -----   ----       -----   ----        -----    ----       -----
January    13 17/32 January    19 1/16  January    29 3/16  January    43 5/16  January     66 1/4  January     84.80
February    13 7/16 February   19 3/16  February  34 29/32  February    45 1/4  February   70 7/16  February    65.13
March       14 5/16 March      17 7/16  March      36 7/16  March     49 31/32  March       82 7/8  March       53.50
April        13 5/8 April       19 1/8  April      39 7/16  April     49 31/32  April       76 3/4  April       62.74
May        14 13/16 May         20 3/4  May        39 1/32  May         48 1/4  May         71 1/2  May         65.01
June        14 9/32 June      21 17/32  June      45 11/16  June       51 5/16  June        83 1/4  June        64.23
July       12 23/32 July       26 7/32  July      43 17/32  July        45 1/8  July        91 1/4  July        59.82
August       12 1/2 August     24 1/16  August     29 1/32  August    42 29/32  August   107 37/64  August      53.35
September    13 3/4 September  27 1/32  September  21 9/16  September 44 19/32  September  91 7/16  September   46.35
October    14 23/32 October     24 1/2  October     32 1/2  October    55 5/32  October    80 5/16  October     48.92
November    17 3/32 November   27 5/32  November  34 13/16  November   60 5/16  November    63 3/8  November    55.50
December    16 9/16 December   29 9/16  December    35 1/2  December    71 3/8  December    79 1/4  December    55.94

     The closing price on January 25, 2002 was $55.25.

                NIPPON TELEGRAPH AND TELEPHONE CORPORATION (NTT)

     Nippon Telegraph and Telephone Corporation is a provider of wireline and wireless voice, data, Internet and related telecommunications services in Japan. NTT's primary business is to provide local, long-distance and wireless telecommunication services in Japan. NTT also develops and provides telegraph, Internet and data communications services and is involved in several international telecommunications operations. American depositary receipts evidencing American depositary shares of NTT are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of NTT also trade on the Tokyo Stock Exchange.

            Closing            Closing             Closing            Closing             Closing            Closing
1996        Price   1997       Price    1998        Price   1999       Price   2000        Price    2001       Price
----        -----   ----       -----    ----        -----   ----       -----   ----        -----    ----       -----
January         39  January         37  January     46 1/2  January     40 5/8  January   75 15/16  January     35.01
February    38 1/2  February    36 1/2  February        44  February   40 9/16  February        68  February    32.90
March           37  March       35 7/8  March      42 5/16  March       48 3/4  March     78 13/16  March       32.28
April       39 1/8  April       38 3/4  April       43 1/2  April       53 3/4  April     63 11/16  April       32.92
May             36  May         47 1/8  May         40 1/2  May         48 3/4  May        60 1/16  May         31.20
June        36 1/2  June        48 3/4  June            42  June        62 5/8  June        68 3/8  June        26.60
July        35 3/8  July        51 1/2  July        43 1/4  July      62 13/16  July        61 1/4  July        25.45
August      36 1/4  August          47  August     37 7/16  August      56 1/2  August     60 3/16  August      22.59
September   38 1/4  September       46  September   36 5/8  September 61 11/16  September       49  September   23.15
October     36 1/4  October    42 7/16  October     39 1/4  October     77 3/8  October   45 11/16  October     20.91
November        36  November   41 9/16  November    37 7/8  November    89 1/4  November   42 6/16  November    20.05
December    39 3/8  December   43 5/16  December    37 1/2  December    86 1/8  December  35 11/16  December    16.20

     The closing price on January 16, 2002 was $14.89.


                                NOKIA CORP. (NOK)

     Nokia Corp. is a manufacturer of mobile telephones and a supplier of mobile fixed and Internet protocol networks and related services, as well as multimedia terminals. Nokia has two business groups, Nokia Networks and Nokia Mobile Phones, and also includes the Nokia Ventures Organization and the Nokia Research Center. Nokia Networks is a supplier of mobile, broadband, IP network infrastructure and related services. It also develops mobile Internet applications and solutions for operators and Internet service providers. Nokia Mobile Phone is a worldwide mobile phone manufacturer. Nokia Ventures Organization develops new ideas for the home environment and the corporate world. Nokia Research Center cooperates with Nokia business groups and with universities, research institutes and other corporations on technology research. American depositary receipts evidencing American depositary shares of Nokia are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Nokia also trade on the Helsinki Stock Exchange.

            Closing             Closing             Closing           Closing              Closing            Closing
1996         Price    1997       Price   1998         Price  1999       Price    2000        Price   2001       Price
----         -----    ----       -----   ----         -----  ----       -----    ----        -----   ----       -----
January      2 11/32  January    4 3/16  January      4 3/4  January    18 1/64  January   45 23/32  January    34.35
February      2 3/16  February  3 21/32  February   6 19/64  February  16 61/64  February    50 7/8  February   22.00
March         2 9/64  March     3 41/34  March        6 3/4  March     19 15/32  March       55 1/2  March      24.00
April         2 9/32  April      4 3/64  April      8 23/64  April     18 35/64  April      56 1/16  April      34.19
May          2 23/32  May         4 1/8  May          8 1/8  May       17 13/16  May             52  May        29.24
June          2 5/16  June      4 39/64  June        9 3/32  June      22 57/64  June        50 1/2  June       22.19
July         2 13/64  July      5 23/64  July      10 29/32  July      21 17/64  July            44  July       21.81
August       2 41/64  August    4 27/32  August     8 23/64  August    20 29/32  August      44 3/4  August     15.74
September    2 49/64  September 5 55/64  September  9 25/32  September 22 15/32  September   40 7/8  September  15.65
October      2 29/32  October   5 33/64  October   11 41/64  October   28 31/32  October     42 3/4  October    20.51
November     3 33/64  November  5 13/64  November    12 1/4  November    34 1/2  November    42 3/4  November   23.01
December     3 39/64  December  4 11/32  December   15 1/16  December  47 49/64  December    43 1/2  December   24.53

     The closing price on January 25, 2002 was $23.12.

                        NORTEL NETWORKS CORPORATION (NT)

         Nortel Networks Corporation designs, develops, manufactures and markets data and telephony networks for telecommunications systems and for the Internet. Nortel products include systems and services that connect users to telecommunications networks and the Internet, wireless and wireline applications for the Internet, optical technology for the transmission of data on the Internet, Internet access solutions, and Internet voice telecommunications services. Nortel also develops switches and routers that control and connect network traffic, and it manufactures telephones and telecommunications equipment. Nortel markets and sells its products through its own direct sales force, distributors and value-added resellers. Shares of Nortel also trade on the Toronto Stock Exchange.

            Closing            Closing             Closing            Closing              Closing           Closing
1996        Price   1997        Price   1998        Price   1999       Price    2000        Price   2001       Price
----        -----   ----        -----   ----        -----   ----       -----    ----        -----   ----       -----
January      5 5/8  January    9 13/64  January    11 9/32  January   15 25/32  January     47 3/4  January     38.23
February   5 15/16  February   8 63/64  February   13 5/16  February  14 33/64  February    55 7/8  February    18.49
March      5 31/32  March      8 11/64  March      16 5/32  March     15 17/32  March           63  March       14.05
April       6 7/16  April       9 5/64  April      15 7/32  April      17 3/64  April           56  April       15.30
May        6 25/32  May         10 1/2  May             16  May         18 3/4  May         54 1/8  May         13.33
June       6 51/64  June        11 3/8  June       14 3/16  June      21 45/64  June        68 7/8  June         9.03
July         5 7/8  July       13 5/64  July      14 23/32  July       22 5/32  July            74  July         8.00
August     6 15/64  August    12 25/64  August      11 7/8  August    20 17/32  August      81 1/2  August       6.26
September   7 7/32  September       13  September   8 1/64  September   25 1/2  September  60 6/16  September    5.61
October     8 9/64  October    11 7/32  October   10 45/64  October   30 31/32  October     45 1/2  October      5.81
November    8 7/32  November  11 15/64  November  11 43/64  November  36 15/16  November    37 3/4  November     7.80
December   7 47/64  December   11 3/32  December    12 1/2  December    50 1/2  December   32 1/16  December     7.46

     The closing price on January 25, 2002 was $7.27.


                                NOVARTIS AG (NVS)

     Novartis AG is a pharmaceutical company that is primarily involved in healthcare, nutrition, and animal care. Novartis develops and sells prescription medicines and offers non-prescription medicines such as Maalox and TheraFlu and also offers the CIBA Vision brand of contact lenses and related products. Novartis sells nutritional products such as Ovaltine and Isostar. Novartis also provides pharmaceuticals for animal health. American depositary receipts evidencing American depositary shares of Novartis are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Prior to listing on the New York Stock Exchange on May 11, 2000, Novartis' American depositary receipts were traded in the United States in the over-the-counter market. Shares of Novartis also trade on the Swiss Stock Exchange.

            Closing             Closing              Closing            Closing              Closing           Closing
1996         Price   1997        Price    1998        Price   1999       Price    2000        Price   2001       Price
----         -----   ----        -----    ----        -----   ----       -----    ----        -----   ----       -----
January    21 45/64  January   28  13/16  January         43  January     46 7/8  January   30 55/64  January     42.83
February   23 31/64  February  28  13/16  February    45 3/4  February   43 9/16  February  31 53/64  February    42.67
March      29 19/64  March     30  11/16  March       44 1/4  March       40 3/8  March      34 3/16  March       39.33
April      27 15/64  April            33  April     41 21/64  April       36 1/4  April           35  April       39.15
May        25 29/32  May          34 1/4  May       42 13/32  May         36 1/8  May         36 7/8  May         38.38
June       28 37/64  June        40 1/32  June      41 11/16  June            37  June            40  June        36.15
July       27 29/32  July        40 1/16  July        41 3/4  July        35 7/8  July       38 9/16  July        35.02
August     29 13/16  August     35 33/64  August          37  August      35 7/8  August    37 13/16  August      36.47
September  29 11/16  September   38 9/16  September   40 1/8  September   36 7/8  September 38 11/16  September   38.92
October      29 1/4  October    39 17/64  October     44 7/8  October   37 13/32  October    38 6/16  October     37.63
November    29 3/32  November    40 1/16  November   47 1/16  November  38 61/64  November   40 9/16  November    35.76
December   28 35/64  December     40 5/8  December        49  December    36 5/8  December    44 3/4  December    36.50

     The closing price on January 25, 2002 was $34.39.

                            ORACLE CORPORATION (ORCL)

     Oracle Corporation develops, manufactures and markets computer software that allows businesses to engage in electronic commerce and information management. Oracle's primary products include systems software for development of Internet applications and business applications software for a company's data processing, financing management and customer service needs.

            Closing              Closing            Closing            Closing              Closing           Closing
1996         Price    1997        Price   1998       Price   1999       Price    2000        Price   2001       Price
----         -----    ----        -----   ----       -----   ----       -----    ----        -----   ----       -----
January      3 17/32  January     4 5/16  January     3 7/8  January    9 15/64  January   24 63/64  January    29.13
February     3 55/64  February   4 23/64  February   4 7/64  February    9 5/16  February    37 1/8  February   19.00
March        3 31/64  March       4 9/32  March     5 17/64  March      6 19/32  March      39 1/32  March      14.98
April          3 3/4  April      4 27/64  April      4 5/16  April      6 49/64  April     39 31/32  April      16.16
May          3 11/16  May         5 3/16  May       3 15/16  May        6 13/64  May       35 15/16  May        15.30
June           4 3/8  June       5 19/32  June       4 3/32  June        9 9/32  June       42 1/32  June       19.00
July         4 11/32  July        6 3/64  July      4 27/64  July       9 33/64  July      37 19/32  July       18.08
August       3 59/64  August     6 23/64  August    3 21/64  August       9 1/8  August    45 15/32  August     12.21
September    4 47/64  September   6 5/64  September 4 55/64  September   11 3/8  September   39 3/8  September  12.58
October      4 45/64  October    5 31/32  October   4 59/64  October   11 57/64  October         33  October    13.56
November      5 7/16  November   5 35/64  November  5 45/64  November  16 61/64  November    26 1/2  November   14.03
December     4 41/64  December   3 23/32  December   7 3/16  December   28 1/64  December   29 1/16  December   13.81

     The closing price on January 25, 2002 was $16.69.


                                PFIZER INC. (PFE)

     Pfizer Inc. develops, manufactures and markets medicines for humans and animals. Pfizer's operations are divided into pharmaceutical, animal health and consumer products segments. The pharmaceutical segment includes prescription drugs for treating cardiovascular and infectious diseases, central nervous system disorders, diabetes, erectile dysfunction, allergies, arthritis and other disorders. Leading pharmaceutical products include Viagra, Zyrtec, Lepiton and Zoloft. The animal health segment includes antiparasitic, anti-infective and anti-inflammatory medicines and vaccines for animals. The consumer products segment focuses on over-the-counter medications and personal care products. Leading Pfizer consumer products include Visine and Bengay.

            Closing              Closing              Closing           Closing              Closing            Closing
1996         Price    1997        Price    1998        Price   1999      Price     2000       Price    2001       Price
----         -----    ----        -----    ----        -----   ----      -----     ----       -----    ----       -----
January     11 27/64  January    15 27/64  January     27 1/4  January     42 7/8  January     36 3/8  January     45.15
February    10 63/64  February   15 17/64  February    29 1/2  February  43 63/64  February    32 1/8  February    45.00
March       11 13/64  March       14 1/64  March     33 15/64  March       46 1/4  March      39 9/16  March       40.95
April       11 31/64  April            16  April     37 15/16  April     38 23/64  April       42 1/8  April       43.30
May         11 51/64  May        17 11/64  May       34 15/16  May       35 43/64  May         44 1/2  May         42.89
June        11 57/64  June       19 59/64  June      36 15/64  June      36 21/64  June            48  June        40.05
July        11 41/64  July         19 7/8  July      36 39/64  July        33 7/8  July        43 3/8  July        41.22
August      11 53/64  August     18 31/64  August          31  August      37 3/4  August     43 9/64  August      38.31
September   13  3/16  September   20 3/64  September   35 1/4  September   35 7/8  September       44  September   40.10
October     13 51/64  October    23 43/64  October   35 49/64  October   39 11/16  October    43 3/16  October     41.90
November    14 15/16  November     24 1/4  November   37 5/16  November    36 5/8  November   44 5/16  November    43.31
December    13 53/64  December   24 55/64  December  41 43/64  December   32 7/16  December        46  December    39.85

     The closing price on January 25, 2002 was $41.70.

                   QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

     Qwest Communications International Inc. is a telecommunications company that operates in four business segments: retail services, wholesale services, network services and directory services. Retail services include long-distance, local, and wireless communication services as well as data, multimedia and Internet-based services. Wholesale services include network transport services to telecommunications companies and Internet service providers. Network services provide customers with access to Qwest's telecommunications network. Qwest's directory services publishes White and Yellow Pages directories in a 14-state local service area.

            Closing             Closing              Closing            Closing             Closing             Closing
1996        Price   1997         Price   1998         Price   1999       Price   2000        Price    2001       Price
----        -----   ----         -----   ----         -----   ----       -----   ----        -----    ----       -----
January          *  January           *  January    23 23/32  January   29 31/32  January     39 3/8  January     42.12
February         *  February          *  February    17 9/16  February  30 23/32  February    46 1/4  February    36.97
March            *  March             *  March       19 7/16  March      36 3/64  March           48  March       35.05
April            *  April             *  April       19 9/32  April     42 23/32  April      43 9/16  April       40.90
May              *  May               *  May        16 17/32  May         42 5/8  May        42 5/16  May         36.74
June             *  June        6 13/16  June        17 7/16  June       33 1/16  June            50  June        31.87
July             *  July        7 25/32  July        20 3/16  July       29 1/12  July        49 3/4  July        26.00
August           *  August      10 3/16  August       12 1/2  August      28 3/4  August    51 33/64  August      21.50
September        *  September  11 17/32  September  15 21/32  September  29 9/16  September   48 1/8  September   16.70
October          *  October     15 7/16  October     19 9/16  October         36  October     48 5/8  October     12.95
November         *  November   13 21/32  November         20  November   34 3/16  November    37 3/4  November    11.90
December         *  December     14 7/8  December         25  December        43  December    40 7/8  December    14.13

     The closing price on January 25, 2002 was $12.59.


                       ROYAL DUTCH PETROLEUM COMPANY (RD)

     Royal Dutch Petroleum Company is a holding company which owns 60% of the companies comprising the Royal Dutch/Shell group of companies. The Royal Dutch/Shell group of companies was formed out of an alliance between Royal Dutch and The "Shell" Transport and Trading Company, p.l.c. The companies primarily engage in the development and distribution of oil and natural gas and related products and services. The companies also have investments in chemicals, coal, solar energy and power generation businesses. Royal Dutch does not itself engage in operational activities and together with The "Shell" Transport and Trading Company, p.l.c. owns 100% of the outstanding shares of the companies included in the Royal Dutch/Shell group of companies. American depositary receipts evidencing American depositary shares of Royal Dutch are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Royal Dutch also trade on the London International Stock Exchange.

            Closing             Closing             Closing            Closing              Closing             Closing
1996         Price   1997        Price   1998        Price   1999       Price    2000        Price    2001       Price
----         -----   ----        -----   ----        -----   ----       -----    ----        -----    ----       -----
January      34 3/4  January   43 11/32  January     51 1/4  January    40 1/16  January     55 1/16  January     60.35
February    34 7/16  February    43 1/4  February   54 5/16  February    43 7/8  February     52 3/4  February    58.33
March       35 5/16  March       43 3/4  March     56 13/16  March           52  March      57 13/16  March       55.44
April      35 25/32  April      45 1/16  April       56 1/2  April     58 11/16  April       57 3/16  April       59.53
May        37 31/64  May       48 13/16  May         56 1/8  May        56 9/16  May         62 7/16  May         60.98
June        38 7/16  June        54 3/8  June      54 13/16  June        60 1/4  June        61 9/16  June        58.27
July       37 23/32  July      55 15/16  July            51  July            61  July         58 1/4  July        58.00
August     37 11/32  August      50 3/4  August          40  August      61 7/8  August     61 13/64  August      56.63
September   39 1/32  September   55 1/2  September   47 5/8  September  59 1/16  September  59 15/16  September   50.25
October    41 11/32  October   52 11/16  October    49 5/16  October   59 15/16  October      59 3/8  October     50.51
November   45 15/32  November  52 11/16  November  46 15/16  November        58  November   59 11/16  November    48.34
December   42 11/16  December   54 3/16  December    47 7/8  December   60 9/16  December    60 9/16  December    49.02

         The closing price on January 25, 2002 was $49.16.

                          SBC COMMUNICATIONS INC. (SBC)

     SBC Communications Inc. provides communications services in the United States, and has investments in more than 20 countries. SBC provides local and long-distance phone services, wireless and data communications, paging, Internet services and messaging, cable and satellite television services, security services and telecommunications equipment. SBC operations are conducted through its subsidiaries, which include large regional and national operators such as Ameritech, Pacific Bell, Southwestern Bell, and SNET. SBC operates Cingular, a joint venture with BellSouth Corporation, to provide wireless telecommunication services. SBC also provides directory advertising and publishing services.

            Closing              Closing              Closing           Closing             Closing              Closing
1996         Price    1997        Price    1998         Price  1999      Price    2000        Price    2001       Price
----         -----    ----        -----    ----         -----  ----      -----    ----        -----    ----       -----
January      28 5/16  January      27 1/2  January     38 7/8  January        54  January      43 1/8  January     48.35
February     27 7/16  February     28 3/4  February  37 13/16  February   52 7/8  February    38 1/16  February    47.70
March        26 5/16  March        26 1/4  March       43 3/8  March     47 3/16  March        42 1/8  March       44.63
April        25 1/16  April        27 3/4  April      41 7/16  April      55 3/4  April      43 13/16  April       41.25
May         24 11/16  May          29 1/4  May         38 7/8  May        51 1/8  May        43 11/16  May         43.05
June          24 5/8  June       30 15/16  June            40  June           58  June             44  June        40.06
July         24 7/16  July       29 19/32  July      40 15/16  July       57 1/8  July        42 9/16  July        45.03
August       23 5/16  August      27 3/16  August     38 1/16  August    48 1/16  August     41 49/64  August      40.91
September    24 1/16  September  30 23/32  September   44 3/8  September 51 1/16  September    49 7/8  September   47.12
October      24 5/16  October    31 13/16  October    46 5/16  October        53  October    57 11/16  October     38.11
November     26 5/16  November    36 5/16  November  47 15/16  November   51 7/8  November   54 15/16  November    37.38
December    25 15/16  December     36 5/8  December    53 5/8  December   48 3/4  December     47 3/4  December    39.17

     The closing price on January 25, 2002 was $35.52.


                             SONY CORPORATION (SNE)

     Sony Corporation develops, manufactures, and markets electronic equipment and instruments, including televisions, video cassette players and recorders, stereo systems and communications equipment. Sony also produces, markets and distributes recorded music, film, video, television and other entertainment technologies. In addition, Sony develops, manufactures and markets video game hardware and software. Sony markets and sells its products through its own direct sales force and third-party distributors. Sony is also engaged in other businesses, such as banking, leasing and credit financing, satellite broadcasting and location-based entertainment. American depositary receipts evidencing American depositary shares of Sony are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Sony also trade on the Tokyo Stock Exchange.

            Closing             Closing             Closing            Closing             Closing            Closing
1996         Price   1997        Price   1998        Price   1999       Price   2000        Price   2001       Price
----         -----   ----        -----   ----        -----   ----       -----   ----        -----   ----       -----
January          31  January   33 11/16  January   46 15/16  January  36 17/32  January     126 1/2  January     73.55
February     29 1/4  February   36 3/16  February   45 7/32  February 37 11/32  February    156 3/4  February    71.51
March        30 3/8  March      34 9/16  March     42 17/32  March    45 21/32  March      140 1/16  March       72.25
April        32 1/4  April     36 11/16  April     42 15/32  April      46 1/4  April     112 13/16  April       76.65
May         32 1/16  May         42 5/8  May       41 29/32  May      46 23/32  May         91 3/16  May         78.10
June        33 1/16  June            44  June       43 1/32  June      55 3/16  June        94 5/16  June        65.80
July             32  July      50 29/32  July        42 1/2  July     62 19/32  July       93 15/16  July        49.52
August       31 5/8  August     44 1/16  August    35 11/32  August   63 21/32  August      114 1/4  August      44.90
September  31 13/16  September 46 31/23  September 34 11/32  September 75 1/32  September 100 15/16  September   33.20
October      30 1/8  October    42 3/16  October   32 15/16  October    79 7/8  October          83  October     38.20
November    32 5/16  November    41 3/4  November   36 9/16  November  92 3/32  November     74 1/2  November    47.70
December   32 13/16  December    45 3/8  December        36  December  142 3/8  December     69 1/2  December    45.10

     The closing price on January 25, 2002 was $46.40.

                          SUN MICROSYSTEMS, INC. (SUNW)

     Sun Microsystems, Inc. develops and markets network computing products for the Internet and for companies' private networks. Sun Microsystems' products are based on open industry standards, which are applications available to users for little or no charge, and include computer systems, workstations, servers, high-speed microprocessors that allow a computer to process information and software. Some of Sun Microsystems' technologies include its Java software, which allows a user to access Internet applications regardless of the hardware or software that its system uses, and its Solaris Operating Environment, which is an operating system that can support numerous applications, such as electronic commerce operations and database management technology. Sun Microsystems operates globally, and markets and sells its products through its own direct sales force and third-party distributors and resellers. In September 2001, the Company acquired assets from Critical Path, Inc.

           Closing             Closing              Closing           Closing             Closing             Closing
1996        Price   1997        Price    1998        Price  1999       Price   2000        Price    2001       Price
----        -----   ----        -----    ----        -----  ----       -----   ----        -----    ----       -----
January      2 7/8  January    3 31/32  January          6  January   13 31/32  January    39 9/32  January     30.56
February    3 9/32  February   3 55/64  February   5 61/64  February  12 11/64  February    47 5/8  February    19.88
March      2 47/64  March      3 39/64  March       5 7/32  March     15 41/64  March     46 55/64  March       15.37
April      3 25/64  April      3 39/64  April       5 5/32  April     14 61/64  April     45 31/32  April       17.12
May        3 59/64  May         4 1/32  May         5 1/64  May       14 15/16  May        38 5/16  May         16.47
June       3 11/16  June       4 21/32  June        5 7/16  June       17 7/32  June      45 15/32  June        15.72
July       3 27/64  July       5 23/32  July       5 29/32  July      16 31/32  July      52 23/32  July        16.29
August     3 25/64  August           6  August     4 61/64  August      19 7/8  August    63 15/32  August      11.45
September  3 57/64  September  5 55/64  September  6 15/64  September   23 1/4  September   58 3/8  September    8.27
October    3 13/16  October     4 9/32  October     7 9/32  October   26 29/64  October    55 7/16  October     10.15
November   3 41/64  November     4 1/2  November   9 17/64  November   33 1/16  November   38 1/32  November    14.24
December    3 7/32  December   4 63/64  December  10 45/64  December  38 23/32  December    27 7/8  December    12.30

     The closing price on January 25, 2002 was $11.16.


                                SYNGENTA AG (SYT)

     Syngenta AG is an agribusiness company that consists of two divisions: Crop Protection with five product lines and Seeds with two product lines. Syngenta's Crop Protection division has over 20 brands that include selective herbicides, non-selective herbicides, fungicides, insecticides and professional products. Syngenta's Seeds division produces seeds for field crops, vegetables and flowers. Syngenta was formed in November 2000 by the merger of Novartis Agribusiness and Zeneca Agrochemicals.

            Closing            Closing             Closing           Closing              Closing             Closing
1996         Price  1997        Price   1998        Price   1999      Price    2000        Price    2001       Price
----         -----  ----        -----   ----        -----   ----      -----    ----        -----    ----       -----
January          *  January          *  January          *  January         *  January           *  January     12.15
February         *  February         *  February         *  February        *  February          *  February    11.60
March            *  March            *  March            *  March           *  March             *  March       10.40
April            *  April            *  April            *  April           *  April             *  April       10.12
May              *  May              *  May              *  May             *  May               *  May         10.00
June             *  June             *  June             *  June            *  June              *  June        10.80
July             *  July             *  July             *  July            *  July              *  July        10.60
August           *  August           *  August           *  August          *  August            *  August      10.54
September        *  September        *  September        *  September       *  September         *  September    9.97
October          *  October          *  October          *  October         *  October           *  October     10.28
November         *  November         *  November         *  November        *  November    8 13/16  November    10.30
December         *  December         *  December         *  December        *  December   10 15/16  December    10.60

     The closing price on January 25, 2002 was $10.92.

                          TEXAS INSTRUMENTS, INC. (TXN)

     Texas Instruments, Inc. designs and supplies digital signal processors and analog integrated circuits, which aim to convert electronics from analog to digital. Texas Instruments' semiconductor products are used in digital cell phones, computers, servers, communications equipment, digital cameras, digital audio players and automobiles. Texas Instruments also sells electronic controls and connectors, sensors, radio frequency identification systems and educational and graphing calculators. Texas Instruments markets and sells its products through its own direct sales force and third-party distributors.

            Closing             Closing             Closing            Closing              Closing              Closing
1996         Price   1997        Price   1998        Price   1999       Price    2000        Price   2001         Price
----         -----   ----        -----   ----        -----   ----       -----    ----        -----   ----         -----
January     5 51/64  January    9 51/64  January   13 21/32  January   24 23/32  January     53 7/8  January       43.80
February    6 15/64  February   9 41/64  February    14 1/2  February  22 19/64  February   83 1/16  February      29.55
March       6 23/64  March      9 23/64  March     13 17/32  March     24 13/16  March           80  March         30.98
April        7 1/16  April      11 5/32  April      16 1/32  April     25 17/32  April      81 7/16  April         38.70
May          7 1/32  May        11 7/32  May       12 55/64  May       27 11/32  May         72 1/4  May           34.12
June        6 15/64  June      10 33/64  June      14 37/64  June            36  June      68 11/16  June          31.90
July        5 13/32  July        14 3/8  July      14 27/32  July            36  July        59 3/8  July          34.50
August      5 27/32  August    14 13/64  August    11 27/32  August     41 1/32  August      66 3/4  August        33.10
September   6 57/64  September    16/34  September   13 1/4  September   41 1/8  September   47 1/2  September     24.98
October      6 1/64  October   13 11/32  October   15 63/64  October     44 7/8  October    49 1/16  October       27.99
November    7 31/32  November  12 13/32  November   19 3/32  November   48 1/32  November   37 5/16  November      32.05
December    7 31/32  December    11 1/4  December  21 13/32  December   48 5/16  December    47 3/8  December      28.00

     The closing price on January 25, 2002 was $27.45.


                            TOTAL FINA ELF S.A. (TOT)

     Total Fina Elf S.A. is an international oil and gas company. Total Fina is involved in many aspects of the petroleum industry, including oil and gas exploration, development and production, refining and marketing, and trading and shipping of crude oil and petroleum products. Total Fina also produces petrochemicals and specialty chemical products for industrial and consumer use. In addition, Total Fina is involved in the coal mining, nuclear power, cogeneration and electricity sectors. American depositary receipts evidencing American depositary shares of Total Fina are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Total Fina also trade on the Paris Stock Exchange.

           Closing             Closing              Closing            Closing              Closing            Closing
1996        Price   1997        Price   1998         Price   1999       Price    2000        Price   2001       Price
----        -----   ----        -----   ----         -----   ----       -----    ----        -----   ----       -----
January     34 1/2  January     43 1/8  January      51 7/8  January     51 1/4  January     62 1/4  January     73.50
February    32 7/8  February    39 5/8  February         55  February    51 5/8  February    67 1/8  February    70.51
March           34  March       42 3/8  March       60 1/16  March           61  March       73 5/8  March       67.95
April       34 1/4  April       41 5/8  April        58 3/4  April           68  April       75 5/8  April       74.90
May             36  May         45 5/8  May         62 5/16  May       60 13/16  May       78 15/16  May         73.74
June        37 1/8  June        50 5/8  June         65 3/8  June       64 7/16  June      76 13/16  June        70.20
July        35 3/4  July       50 7/16  July        57 3/16  July        63 5/8  July       73 9/16  July        70.88
August      37 1/8  August      47 3/8  August      48 1/16  August     65 3/64  August      74 1/2  August      73.85
September   39 1/8  September  57 5/16  September  62 13/16  September 66 15/16  September  73 7/16  September   67.55
October         39  October     55 1/2  October      58 1/2  October   66 11/16  October     71 5/8  October     69.74
November    40 3/8  November   52 9/16  November     61 1/8  November    66 1/8  November    70 5/8  November    64.09
December    40 1/4  December    55 3/4  December     49 3/4  December    69 1/4  December  72 11/16  December    70.24

     The closing price on January 25, 2002 was $69.20.

                          TOYOTA MOTOR CORPORATION (TM)

     Toyota Motor Corporation sells, manufactures and markets passenger cars, recreational and sport-utility vehicles, minivans, trucks, and related parts and accessories. Toyota also provides financing to dealers and their customers for the purchase or lease of Toyota vehicles, vehicle insurance and credit cards. Toyota also sells industrial equipment, designs and manufactures prefabricated housing, and has a telecommunications subsidiary that provides cellular service in Japan. Toyota markets and sells its cars through independent dealers and its own dealers in Japan and maintains subsidiaries and networks of dealers in each of its principal markets outside of Japan. American depositary receipts evidencing American depositary shares of Toyota are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Prior to listing on the New York Stock Exchange on September 29, 1999, Toyota's American depositary receipts were traded through the Nasdaq SmallCap Market. Shares of Toyota also trade on the Tokyo Stock Exchange.

           Closing             Closing             Closing            Closing             Closing             Closing
1996        Price   1997        Price   1998        Price   1999       Price   2000        Price    2001       Price
----        -----   ----        -----   ----        -----   ----       -----   ----        -----    ----       -----
January     43 1/4  January     51 3/4  January     56 1/4  January     52 1/2  January     87 1/4  January     68.11
February    42 7/8  February    51 1/2  February    54 7/8  February    52 1/4  February   81 5/16  February    69.60
March       44 1/2  March       50 1/2  March       52 3/4  March       57 1/4  March          104  March       70.75
April       45 1/2  April       57 3/4  April       52 1/2  April       57 1/4  April     99 15/16  April       67.71
May         45 3/4  May         57 1/2  May             50  May             54  May         91 3/8  May         71.25
June        50 1/8  June        59 1/4  June        51 7/8  June            64  June       93 3/16  June        70.45
July        48 1/2  July        61 3/8  July      48 15/16  July            70  July        84 5/8  July        66.30
August      48 1/8  August      52 3/4  August          42  August    62 15/16  August      87 1/4  August      61.10
September   51 1/4  September       61  September   44 7/8  September   62 3/8  September   78 1/2  September   51.85
October     47 1/2  October     56 1/4  October     48 1/2  October     68 7/8  October     80 1/8  October     49.20
November    54 5/8  November    57 3/8  November    50 5/8  November  67 15/16  November    71 1/4  November    51.90
December    57 1/2  December    57 3/8  December   53 3/16  December    97 3/8  December  62 15/16  December    50.96

     The closing price on January 25, 2002 was $54.51.


                           VERIZON COMMUNICATIONS (VZ)
      (Bell Atlantic Corporation doing business as Verizon Communications)

     Verizon Communications is a telecommunications company that provides local telephone, wireless communications, long-distance and Internet services. On June 30, 2000, GTE Corporation merged into a subsidiary of Bell Atlantic Corporation and the combined company now operates under the name Verizon Communications. Verizon provides domestic wireline services, including local telephone service and voice and data transport, and wireless telecommunications services in the United States. Verizon has investments in wireless operations in Latin America, Europe and the Asia-Pacific region. Verizon also operates domestic and international publishing businesses, including print directories, Web site creation and Web hosting. The historical stock prices below prior to July 2000 are the historical stock prices of Bell Atlantic Corporation whose shares continue to trade on the New York Stock Exchange under the new symbol "VZ."

           Closing               Closing             Closing            Closing              Closing            Closing
1996        Price     1997        Price   1998        Price   1999       Price    2000        Price   2001       Price
----        -----     ----        -----   ----        -----   ----       -----    ----        -----   ----       -----
January      34 7/16  January     33 5/8  January    46 9/32  January         60  January   61 15/16  January    54.95
February     33 1/16  February   34 9/16  February    44 7/8  February    57 5/8  February  48 15/16  February   49.50
March       30 15/16  March       30 3/8  March       51 1/4  March      51 1/16  March       61 1/8  March      49.30
April         32 1/2  April       33 7/8  April     46 25/32  April       57 5/8  April           60  April      55.07
May          31 3/16  May             35  May       45 13/16  May         54 3/4  May         52 7/8  May        54.85
June          31 7/8  June      37 15/16  June        45 5/8  June        65 3/8  June      50 15/16  June       53.50
July         29 9/16  July       36 9/32  July      45 11/32  July            64  July        46 3/4  July       54.15
August        28 1/8  August     36 3/16  August      44 1/8  August     61 5/16  August    43 33/64  August     50.00
September   29 15/16  September  40 7/32  September  48 7/16  September  67 5/16  September  48 7/16  September  54.11
October       30 1/8  October         40  October    53 3/16  October   64 15/16  October   57 13/16  October    49.81
November     31 7/16  November    44 5/8  November    55 5/8  November   63 5/16  November   56 3/16  November   47.00
December      32 3/8  December    45 1/2  December        54  December   61 9/16  December    50 1/8  December   47.46

     The closing price on January 25, 2002 was $47.83.

                               VIACOM INC. (VIA.B)

     Viacom Inc. is a media and entertainment company involved in many segments of the entertainment industry, including production of films and television programs, ownership of cable television stations and radio stations, development of theme parks and publishing. Viacom produces feature films and television programs though its Paramount divisions and Spelling Entertainment and owns such television networks as CBS Corporation, MTV Music Television, Showtime and Nickelodeon. Viacom also owns a majority interest in Blockbuster video stores and is involved in publishing through Simon & Schuster. Viacom also provides online music and children's destinations.

           Closing              Closing               Closing            Closing              Closing            Closing
1996        Price    1997        Price    1998         Price   1999       Price    2000        Price   2001       Price
----        -----    ----        -----    ----         -----   ----       -----    ----        -----   ----       -----
January      20 1/4  January      17 1/8  January      20 7/8  January     42 1/2  January     55 3/8  January     55.20
February     19 5/8  February     17 5/8  February         24  February   44 3/16  February    55 3/4  February    49.70
March       21 1/16  March       16 9/16  March        26 7/8  March     41 31/32  March       52 3/4  March       43.97
April        20 1/2  April        13 3/8  April            29  April       40 7/8  April       54 3/8  April       52.06
May         21 3/16  May        14 27/32  May          27 1/2  May         38 1/2  May             62  May         57.64
June        19 7/16  June             15  June         29 1/8  June            44  June       68 3/16  June        51.75
July         17 1/2  July        15 7/16  July         34 1/4  July      41 15/16  July       66 5/16  July        49.80
August       15 3/4  August     14 13/16  August     24 13/16  August     42 1/16  August    67 21/64  August      42.41
September  17 11/16  September  15 13/16  September        29  September   42 1/4  September   58 1/2  September   34.50
October     16 5/16  October      15 1/8  October    29 15/16  October     44 3/4  October     56 7/8  October     36.52
November     18 7/8  November     17 1/2  November    33 9/32  November    49 3/4  November    51 1/8  November    43.66
December    17 7/16  December   20 23/32  December         37  December   60 7/16  December    46 3/4  December    44.15

     The closing price on January 25, 2002 was $39.45.


                           VODAFONE Group P.L.C. (VOD)

     Vodafone Group p.l.c. provides international wireless telecommunications services through its subsidiaries, joint ventures and associated undertakings. Vodafone Group sells and rents cellular telephone equipment, provides messaging and data transmission facilities, and access to information services. Vodafone's principal business is the operation of digital and analog wireless telephone networks in the United Kingdom. Vodafone also has investments in several international telecommunications operations. Third-party service providers or retailers who sell or rent cellular telephone equipment generally sell Vodafone's network services. American depositary receipts evidencing American depositary shares of Vodafone are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange.

            Closing              Closing             Closing            Closing              Closing            Closing
1996         Price    1997        Price   1998        Price   1999       Price    2000        Price   2001       Price
----         -----    ----        -----   ----        -----   ----       -----    ----        -----   ----       -----
January       7 5/32  January    8 19/32  January    15 3/64  January    39 3/64  January         56  January    34.97
February      7 5/64  February     9 1/2  February  17 45/64  February   36 7/16  February  57 11/16  February   27.31
March          7 1/2  March      8 53/64  March     20 25/32  March     37 35/64  March      55 9/16  March      27.15
April         8 1/32  April      8 27/32  April     21 63/64  April     35 29/32  April           47  April      30.28
May          7 59/64  May        8 59/64  May       21 31/32  May        38 9/32  May         45 7/8  May        25.89
June           7 3/8  June       9 11/16  June       25 7/32  June      39 13/32  June        41 3/4  June       22.35
July          7 5/32  July       10 3/32  July      27 19/64  July       42 3/32  July        43 1/8  July       21.55
August       7 37/64  August     10 3/16  August      25 1/8  August     40 7/64  August      41 1/8  August     20.15
September    6 53/64  September   10 3/4  September 22 43/64  September 47 35/64  September       37  September  21.96
October      7 23/32  October   10 31/32  October   26 59/64  October     47 5/8  October    42 9/16  October    23.12
November     8 21/32  November  13 13/64  November  29 17/32  November   47 3/16  November    34 3/8  November   25.34
December      8 9/32  December  14 17/32  December   32 7/32  December    49 1/2  December  35 13/16  December   25.68

     The closing price on January 25, 2002 was $22.75.

                           WAL-MART STORES, INC. (WMT)

     Wal-Mart Stores, Inc. operates mass merchandising stores that serve customers primarily through the operation of Wal-Mart discount stores, Wal-Mart Supercenters and Sam's Clubs. The Wal-Mart discount stores and Wal-Mart Supercenters offer a wide variety of merchandise, including clothing, household and sporting goods, and groceries. Wal-Mart stores sell name-brand merchandise and merchandise sold under Wal-Mart's own brands. Sam's Clubs are warehouse stores, accessible by membership only, that offer bulk-quantity name-brand merchandise and grocery items. The Company has operations in Argentina, Brazil, Canada, Germany, Korea, Mexico, Puerto Rico, The United Kingdom, China and throughout the United States.

            Closing              Closing             Closing            Closing              Closing           Closing
1996         Price    1997        Price   1998        Price   1999       Price    2000        Price   2001      Price
----         -----    ----        -----   ----        -----   ----       -----    ----        -----   ----      -----
January      10 3/16  January     11 7/8  January   19 29/32  January         43  January     54 3/4  January   56.80
February      10 5/8  February   13 3/16  February   23 5/32  February   43 1/16  February    48 7/8  February  50.09
March         11 1/2  March     13 15/16  March     25 13/32  March      46 3/32  March       56 1/2  March     50.50
April       11 15/16  April      14 1/16  April      25 9/32  April           46  April       55 7/8  April     51.74
May         12 15/16  May       14 15/16  May        27 9/16  May         42 5/8  May         57 5/8  May       51.75
June        12 11/16  June      16 29/32  June        30 3/8  June        48 1/4  June       57 1/16  June      48.80
July              12  July        18 3/4  July       31 9/16  July        42 1/4  July       55 5/16  July      55.90
August       13 3/16  August      17 3/4  August      29 1/2  August     44 5/16  August      47 5/8  August    48.05
September    13 3/16  September 18 15/16  September  27 5/16  September  47 9/16  September   48 1/8  September 49.50
October       13 1/4  October     17 1/2  October   34 17/32  October    56 5/16  October     45 3/8  October   51.40
November      12 3/4  November   20 1/32  November  37 21/32  November    57 1/2  November   52 3/16  November  55.15
December      11 3/8  December  19 23/32  December  40 23/32  December    69 1/8  December    53 1/8  December  57.55

     The closing price on January 25, 2002 was $58.40.


                              WORLDCOM, INC. (WCOM)

     WorldCom, Inc. provides fully integrated voice, data, Internet and international communications services through its own network of fiber optic cables, digital microwave for data transmission, and fixed and transportable satellite stations on land. WorldCom offers long-distance and local services, dedicated and dial-up Internet access, wireless services, toll-free services, calling cards, private lines, debit cards, conference calling and messaging services. WorldCom operates a "local-to-global-to-local" network with facilities throughout North America, Latin America, Europe and the Asia-Pacific region, which reduces its reliance on capacity provided by local public telecommunications operators. WorldCom markets its services mainly through its own direct sales force that it targets at specific geographic markets. In June 2001, MCI Group was separated from WorldCom as part of a realignment.

            Closing              Closing             Closing            Closing              Closing            Closing
1996         Price    1997        Price   1998        Price   1999       Price    2000        Price   2001       Price
----         -----    ----        -----   ----        -----   ----       -----    ----        -----   ----       -----
January     12 13/64  January     16 3/4  January     23 7/8  January   53 11/64  January   45 15/16  January     21.56
February     13 1/8   February    17 3/4  February  25 29/64  February        55  February    44 5/8  February    16.63
March       15 21/64  March     14 43/64  March     28 45/64  March      59 3/64  March      45 5/16  March       18.69
April       15 43/64  April           16  April     28 33/64  April     54 51/64  April      45 7/16  April       18.25
May         16 19/64  May         19 3/4  May       30 21/64  May       57 37/64  May         37 5/8  May         17.84
June        18 29/64  June      21 21/64  June      32 19/64  June        57 3/8  June        45 7/8  June        14.20
July          17 1/4  July      23 19/64  July        35 1/4  July            55  July       39 1/16  July        14.00
August            14  August    19 61/64  August    27 19/64  August      50 1/2  August      36 1/2  August      12.86
September     14 1/4  September 23 37/64  September 32 37/64  September 47 59/64  September   30 3/8  September   15.04
October       16 1/4  October   22 27/64  October   36 53/64  October   57 13/64  October     23 3/4  October     13.45
November    15 27/64  November  21 21/64  November  39 21/64  November    55 1/8  November  14 15/16  November    14.54
December      17 3/8  December  20 11/64  December  47 53/64  December   53 1/16  December   14 1/16  December    14.08

     The closing price on January 25, 2002 was $12.22.

                           ZIMMER HOLDINGS, INC. (ZMH)

     Zimmer Holdings, Inc., formerly Zodiac Holdings, Inc., is engaged in the design, development, manufacturing and marketing of orthopedic reconstructive implants that restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Zimmer Holdings also makes fracture management products that are used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer Holdings also manufactures and markets other products relating to orthopedic and general surgery. Zimmer Holdings has operations in approximately 20 countries and markets its products in approximately 70 countries. Zimmer Holdings was spun-off from Bristol-Myers Squibb in August 2001.

            Closing            Closing             Closing           Closing             Closing            Closing
1996         Price  1997        Price   1998        Price   1999      Price    2000       Price    2001       Price
----         -----  ----        -----   ----        -----   ----      -----    ----       -----    ----       -----
January          *  January          *  January          *  January         *  January          *  January         *
February         *  February         *  February         *  February        *  February         *  February        *
March            *  March            *  March            *  March           *  March            *  March           *
April            *  April            *  April            *  April           *  April            *  April           *
May              *  May              *  May              *  May             *  May              *  May             *
June             *  June             *  June             *  June            *  June             *  June            *
July             *  July             *  July             *  July            *  July             *  July            *
August           *  August           *  August           *  August          *  August           *  August      27.20
September        *  September        *  September        *  September       *  September        *  September   27.75
October          *  October          *  October          *  October         *  October          *  October     30.91
November         *  November         *  November         *  November        *  November         *  November    32.26
December         *  December         *  December         *  December        *  December         *  December    30.54

     The closing price on January 25, 2002 was $32.10.

                                 [HOLDRS LOGO]




                        1,000,000,000 Depositary Receipts

                           Market 2000+ HOLDRSSM Trust



                               P R O S P E C T U S









                                                           January 29, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

     See Exhibit Index.


Item 17.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(a) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 29, 2002.


                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED


                                   By:               *
                                         --------------------------------------
                                         Name:   John J. Fosina
                                         Title:  Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 29, 2002.

                      Signature                          Title

                          *                   Chief Executive Officer,
        --------------------------------      Chairman of the Board and Director
                  E. Stanley O'Neal


                       *                       Director
        --------------------------------

               George A. Schieren


                          *                   Director
        --------------------------------
                  Thomas H. Patrick


                          *                   Chief Financial Officer
        --------------------------------
                   John J. Fosina


                          *                   Controller
        --------------------------------
                  Dominic A. Carone


       *By: /s/ MITCHELL M. COX               Attorney-in-Fact
            ----------------------------
                   Mitchell M. Cox

                                INDEX TO EXHIBITS

     Exhibits

     *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement, form of Amendment No. 1 to the Standard Terms for Depositary Trust Agreements and form of HOLDRS, filed on August 3, 2000 as an exhibit to Amendment No. 2 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

     *5.1 Opinion of Shearman & Sterling regarding the validity of the Market
          2000+ HOLDRS Receipts, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

     *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

    *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 26, 2000 as an exhibit to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

     24.2 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

                  ------------------
                  * Previously filed.